Exhibit 10.3

WELLPOINT

401(k) RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective January 1, 2006)

WELLPOINT

401(k) RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

ARTICLE I INTRODUCTION		1

ARTICLE II DEFINITIONS AND CONSTRUCTION		2
2.1	Accounts	2
2.2	Actual Contribution Percentage	2
2.3	Actual Deferral Percentage	2
2.4	Affiliate	3
2.5	Annual Additions	3
2.6	Before Tax Contributions	3
2.7	Before Tax Matched Account	3
2.8	Before Tax Matched Contributions	3
2.9	Before Tax Supplemental Contributions	4
2.10	Beneficiary	4
2.11	Board of Directors	4
2.12	Code	4
2.13	Company	4
2.14	Company Account	4
2.15	Compensation	4
2.16	Current Year ACP Method	5
2.17	Current Year ADP Method	5
2.18	Disabled or Disability	5
2.19	Early Retirement	6
2.20	Early Retirement Date	6
2.21	Effective Date	6
2.22	Eligible Employee	6
2.23	Eligible Participant	6
2.24	Employee	6
2.25	Employer	6
2.26	Employer Matched Account	6
2.27	Employer Matched Contributions	6
2.28	Employment Commencement Date	6
2.29	Entry Date	7
2.30	ERISA	7
2.31	Excess Aggregate Contributions	7
2.32	Excess Contributions	7
2.33	Fiduciary	7
2.34	Forfeiture	7
2.35	Former Participant	7
2.36	Full-Time Employee	7
2.37	Highly Compensated Eligible Participant	7

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2.38	Highly Compensated Employee	7
2.39	HMI Employer Regular Account	8
2.40	HMI Employer Regular Contributions	8
2.41	Hours of Service	8
2.42	Income	9
2.43	Investment Funds	9
2.44	Investment Manager	9
2.45	Leased Employee	9
2.46	Limitation Year	9
2.47	Merged Plan	10
2.48	Merged Plan I	10
2.49	Merged Plan II	10
2.50	Merged Plan III	10
2.51	Merged Plan IV	10
2.52	Merged Plan V	10
2.53	Merged Plan VI	10
2.54	Merged Plan VII	10
2.55	Merged Plan VIII	10
2.56	Merged Plan IX	10
2.57	Merged Plan X	10
2.58	Merged Plan XI	10
2.59	Merged Plan XII	10
2.60	Merged Plan XIII	10
2.61	Merged Plan XIV	10
2.62	Merged Plan XV	11
2.62a	Merged Plan XVI	11
2.62b	Merged Plan XVII	11
2.62c	Merged Plan XVIII	11
2.62d	Merged Plan XIX	11
2.62e	Merged Plan XX	11
2.63	Normal Retirement Age	11
2.64	Normal Retirement Date	11
2.65	Participant	11
2.66	Participating Employer	11
2.67	Part-Time Employee	11
2.68	Pension Committee	11
2.69	Period of Service	11
2.70	Period of Severance	12
2.71	Plan	12
2.72	Plan Year	12
2.73	Post 1986 After Tax Contribution Account	12
2.74	Post 1986 After Tax Contributions	12
2.75	Pre 1987 After Tax Contribution Account	12
2.76	Pre 1987 After Tax Contributions	13
2.77	Prior Year ACP Method	13
2.78	Prior Year ADP Method	13

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2.79	Prior Year’s Non-Highly Compensated Eligible Participant	13
2.80	QNEC(s)	14
2.81	QNEC Account	14
2.82	Raff-Hughes Employer Regular Account	14
2.83	Raff-Hughes Employer Regular Contributions	14
2.84	Raff-Hughes Plan	14
2.85	Retirement	14
2.86	Rollover Account	14
2.87	Severance From Service Date	14
2.88	Shelby Pension Transfer Account	14
2.89	Spouse (Surviving Spouse)	14
2.90	Temporary Employee	14
2.91	Terminated or Termination	14
2.92	Top Paid Group	15
2.93	Trust (or Trust Fund)	15
2.94	Trust Agreement	15
2.95	Trustee	15
2.96	Valuation Date	15
2.97	WellPoint Stock	15
2.98	WellPoint Stock Fund	15
2.99	Employer Profit-Sharing Account	15
2.100	Employer Profit Sharing Contributions	16

ARTICLE III PARTICIPATION AND SERVICE		16
3.1	Continuing Participation	16
3.2	Eligibility to Participate	16
3.3	Change in Active Status	16
3.4	Special Rules for Participation and Vesting Purposes	16
3.5	Participation and Service upon Reemployment	16
3.6	Cessation of Participation	17
3.7	Transfers From Affiliates and Change in Status	17
3.8	Transfers To and From Acordia Inc. (Before August 26, 1997)	17
3.9	Rehire after Military Service	17

ARTICLE IV CONTRIBUTIONS		17
4.1	Employer Contributions	17
4.2	Post 1986 After Tax Contributions	22
4.3	Time and Manner of Contribution	22
4.4	Conditions on Employer Contributions	22
4.5	Change in Amount of Before Tax or Post 1986 After Tax Contributions	23
4.6	Limitations on Before Tax Contributions	23
4.7	Income Attributable to Excess Contributions	25
4.8	Limitations on Employer Matched and Post 1986 After Tax Contributions	25
4.9	Income Attributable to Excess Aggregate Contributions	29
4.10	Rollovers	30
4.11	Requirements for Qualified Non-Elective Contributions and Qualified Matching Contributions	30

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ARTICLE V ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS		30
5.1	Individual Accounts	30
5.2	Account Adjustments (Effective for Valuation Dates Occurring Prior to January 1, 1994)	31
5.3	Account Adjustments (Effective for Valuation Dates on or After January 1, 1994)	32
5.4	Maximum Annual Additions	34
5.5	No Rights Created by Allocation	36

ARTICLE VI PAYMENT OF BENEFITS		36
6.1	Retirement or Disability	36
6.2	Death	36
6.3	Other Termination of Employment	36
6.4	Vesting	37
6.5	Disposition of Forfeitures	37
6.6	Time of Payment of Benefits	38
6.7	Mode and Method of Payment of Benefits	40
6.8	Designation of Beneficiary	41
6.9	Withdrawals	41
6.10	Loans to Participants	45
6.11	Direct Rollover Option	47
6.12	Elimination of Annuity Option	48
6.13	Temporary Suspension of Distributions and Withdrawals	48
6.14	Special Rules for Money Purchase Plan Account Balances	49

ARTICLE VII TRUST FUND		49
7.1	Exclusive Benefit of Eligible Employees and Beneficiaries	49
7.2	Investment Directions by Participants	49
7.3	Acordia Stock	50
7.4	WellPoint Stock	50
7.5	Temporary Suspension of Investments Direction	52

ARTICLE VIII ADMINISTRATION		52
8.1	Duties and Responsibilities of Fiduciaries: Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration	52
8.2	Allocation of Duties and Responsibilities	52
8.3	Expenses	53
8.4	Claims Procedure	53
8.5	Records and Reports	54
8.6	Other Powers and Duties	54
8.7	Rules and Decisions	55
8.8	Authorization of Benefit Payments	55
8.9	Application and Forms for Benefits	55
8.10	Facility of Payment	55
8.11	Indemnification	55
8.12	Resignation or Removal of the Pension Committee	56
8.13	Notices and Forms	56

ARTICLE IX MISCELLANEOUS		56
9.1	No Guarantee of Employment	56

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9.2	Rights to Trust Assets.	56
9.3	No Alienation of Benefits.	56
9.4	Discontinuance of Employer Contributions.	57

ARTICLE X AMENDMENTS AND ACTION BY COMPANY		57
10.1	Amendments Generally.	57
10.2	Amendments to Vesting Schedule.	58
10.3	Action by Company.	58

ARTICLE XI SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS		58
11.1	Successor Employer.	58
11.2	Plan Assets.	58
11.3	Merged Plans.	59

ARTICLE XII PLAN TERMINATION		59
12.1	Right to Terminate.	59
12.2	Liquidation of the Trust Fund.	59
12.3	Manner of Distribution.	59

ARTICLE XIII DETERMINATION OF TOP-HEAVY STATUS		59
13.1	General.	59
13.2	Top-Heavy Plan.	59
13.3	Super Top-Heavy Plan.	60
13.4	Cumulative Accrued Benefits and Cumulative Accounts.	60
13.5	Definitions.	60
13.6	Vesting.	61
13.7	Compensation.	61
13.8	Minimum Contributions.	61
13.9	Defined Benefit and Defined Contribution Plan Fractions.	62
13.10	Determination of Present Values and Amounts.	62

ARTICLE XIV MINIMUM DISTRIBUTION REQUIREMENTS		63
14.1	General Rules.	63
14.2	Time and Manner of Distribution.	63
14.3	Required Minimum Distributions During Participant’s or Former Participant’s Lifetime.	65
14.4	Required Minimum Distributions After Participant’s or Former Participant’s Death.	65
14.5	Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries	67
14.6	Definitions.	67

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WELLPOINT

401(k) RETIREMENT SAVINGS PLAN

ARTICLE I

INTRODUCTION

Effective as of July 1, 1979, Associated Insurance Companies, Inc. adopted the Blue Cross and Blue Shield of Indiana Employees’ Thrift Savings Plan (the “AICI Plan”) for the benefit of eligible employees. The AICI Plan was subsequently amended from time to time.

Effective January 1, 1991, the AICI Plan was renamed The Associated Group Retirement Savings Plan.

Effective January 1, 1994, The Associated Group Retirement Savings Plan was renamed The Associated Group 401(k) Long Term Savings Plan (the “Plan”).

Effective July 1, 1996, The Associated Group 401(k) Long Term Savings Investment Plan was renamed The Anthem 401(k) Long Term Savings Investment Plan.

Effective January 1, 2006, the Anthem 401(k) Long Term Savings Investment plan was renamed the WellPoint 401(k) Retirement Savings Plan.

The Plan was amended effective January 1, 1989 to comply with the Tax Reform Act of 1986, as amended. The Plan is a profit sharing plan for purposes of Section 401(a)(27)(B) of the Code. The Plan is intended to be a tax qualified plan under Section 401(a) of the Code, and its associated trust is intended to be a tax exempt trust under Section 501(a) of the Code.

The rights of an eligible participant in a merged plan who terminated employment prior to the merger into the Plan of the plan in which the individual was participating shall be determined under the terms of that plan in effect prior to the date of merger; provided, however, it is intended that the provisions of the Plan that conforms the Plan to the requirements of the Tax Reform Act of 1986 and subsequent legislation and regulatory changes shall be effective with respect to the Merged Plans at the earliest point in time required for the Merged Plans to maintain their tax qualified status. Exhibits to the Plan set forth provisions applicable to specific Merged Plan participants.

Effective August 26, 1997, assets and liabilities held in the Acordia 401(k) Long Term Savings Investment Plan for individuals who commenced eligibility for participation in this Plan in August of 1997 by reason of the adoption of the Plan by their Employers (as such term is defined below) were transferred to this Plan. Amounts transferred to this Plan from the Acordia 401(k) Long Term Savings Investment Plan shall be held in the accounts, and be subject to the same investments, that most closely parallel the accounts and investments under the Acordia 401(k) Long Term Savings Investment Plan.

Effective January 1, 2006, the WellPoint 401(k) Retirement Savings Plan (the “Prior WellPoint Plan” or “Merged Plan XX”) shall be merged into this Plan, the assets (including outstanding participant loans) and liabilities of Merged Plan XX shall be transferred to this Plan, and the participants in Merged Plan XX shall become participants in this Plan to the extent they were not already participants in this Plan. Notwithstanding any other provision of this Plan to the contrary and to the extent required by Section 411(d)(6) of the Code, no early retirement benefit, retirement-type subsidy or optional form of benefit shall be eliminated with respect to a Merged Plan XX participant’s accrued benefit or other interest in Merged Plan XX as a result of the merger.

The provisions of this Plan apply to persons who were participants in Merged Plan XX on December 31, 2005 only if their employment with the Company and its Affiliates is terminated on or after January 1, 2006 or if they are otherwise eligible to participate in this Plan on or after January 1, 2006. The rights and benefits, if any, of persons who were participants in Merged Plan XX on or before December 31, 2005 and who terminated their employment with the Company and its Affiliates before January 1, 2006 shall be determined solely under Merged Plan XX.

Pursuant to rights reserved under Section 10.1 of the Plan, the Plan is further amended and restated, effective (except as otherwise specifically provided herein) January 1, 2006, to provide, in its entirety, as follows:

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Definitions. The following words and phrases, when used in this Plan, shall have the following meanings:

2.1	Accounts means the various accounts established and maintained on behalf of a Participant pursuant to the Plan and as further described at Section 5.1.

2.2	Actual Contribution Percentage means, for a specified group of Eligible Participants for a given Plan Year, the average of the ratios, calculated separately to the nearest one hundredths of one percent for each Eligible Employee in such group, of: (i) the sum of the Employer Matched Contributions, if any, contributed by an Employer on behalf of each such Eligible Participant and After Tax Contributions made by each Eligible Participant for the Plan Year; to (ii) the Eligible Participant’s Compensation for such Plan Year; provided, however, that if a Highly Compensated Eligible Participant also participates in another qualified retirement plan maintained by the Employer which provides for Employer matching contributions or employee contributions, the Plan Participants’ Actual Contribution Percentages shall be determined as if all such qualified plans were a single plan.

2.3

Actual Deferral Percentage means, for a specified group of Eligible Participants for a given Plan Year, the average of the ratios, calculated separately to nearest one hundredths of one percent for each Eligible Participant in such group, of: (i) the Before Tax Contribution, if any, contributed by the Employer on behalf of each such Eligible Participant for the Plan Year; to (ii) the Eligible Participant’s Compensation for such Plan Year; provided, however, that if a Highly Compensated Eligible Participant also participates in another qualified retirement plan with a salary deferral feature maintained by the Employer under Section 401(a) and Section 401(k) of the Code, his Actual Deferral Percentage shall be determined as if all such qualified plans with a salary deferral feature were a single plan.

2.4	Affiliate means any employer that has not adopted this Plan and is not a Participating Employer, but, in accordance with the appropriate Section of the Code, (i) is included as a member with the Company in a controlled group of corporations, (ii) is a trade or business (whether or not incorporated) included with the Company in a brother-sister group or combined group of trades or businesses under common control, (iii) is a member of an affiliated service group in which the Company is a member, or (iv) any other organization which must be aggregated with the Company pursuant to Section 414(o) of the Code.

2.5	Annual Additions means, with respect to each Limitation Year, the additions to a Participant’s Account as defined below:

(i)	Employer contributions;

(ii)	forfeitures;

(iii)	(A) for Limitation Years before January 1, 1987, the lesser of

(a)	Participant’s After Tax Contributions in excess of 6% of Compensation for such Limitation Year; or

(b)	50% of Participant’s After Tax Contributions allocated to the Accounts of the Participant with respect to such Limitation Year; and

(B)	for Limitation Years beginning after December 31, 1986, Participant’s After Tax Contributions allocated to the Accounts of the Participant with respect to such Limitation Year.

(iv)	allocations to individual medical accounts established for the Participant, who is a Key Employee as defined in Section 13.5, under a defined benefit plan as provided in Section 415(l) of the Code and any amount attributable to post-retirement medical benefits allocated to an account established under Section 419A(d)(1) of the Code for such Participant.

2.6	Before Tax Contributions means a Participant’s Before Tax Matched and Before Tax Supplemental Contributions.

2.7	Before Tax Matched Account means the account maintained for a Participant to record (i) his share of Before Tax Contributions; and (ii) adjustments relating thereto.

2.8	Before Tax Matched Contributions means the contributions made by the Employer on a Participant’s behalf pursuant to Section 4.1(a)(i).

2.9	Before Tax Supplemental Contributions means the contributions made by the Employer pursuant to Section 4.1(a)(ii).

2.10	Beneficiary means a person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.8 to receive any death benefit which shall be payable under this Plan.

2.11	Board of Directors means the Board of Directors of the Company.

2.12	Code means the Internal Revenue Code of 1986, as it may be amended, and includes any regulations or other rulings issued thereunder.

2.13	Company means Anthem Insurance Companies, Inc., and any other business organization which succeeds to its business and elects to continue the Plan.

2.14	Company Account means the account maintained for a Participant to record (i) his share of discretionary Employer Contributions, if any; (ii) transferred contributions allocated to a Participant’s “Transfer Account” under Merged Plan IV, if any; and (iii) his share of discretionary contributions under the Raff-Hughes Plan, which he has elected to transfer to this Plan, if any; (iv) his share of discretionary contributions under Merged Plan XI, if any; and (v) adjustments relating thereto.

2.15	Compensation means for any Plan Year base salary, commissions, overtime pay and cash bonuses actually received by a Participant for pay periods while employed by the Employer. Compensation shall also include cash received from the flexible benefits program and the amount of any elective deferrals the Participant has authorized the Employer to make on his behalf under the plans maintained by the Employer in accordance with Sections 125 and 401(k) of the Code, elective amounts not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code, cash out of accrued vacation pay or paid time off for Terminated Participants, taxable car allowances, and any taxable non cash remuneration, but shall exclude all other forms of compensation such as imputed income, non-qualified deferred compensation, severance payments, short term disability benefit payments, payments under the directed executive compensation program, income from the exercise of qualified or non-qualified stock options payments under the Company’s long-term incentive plan or similar items; provided, however, effective January 31, 2004, that any payment under the Anthem Southeast 2003 Long Term Incentive Plans (LTIP) Document to a Participant employed by Anthem Health Plans of Virginia, Inc., is included as Compensation. Effective as of January 1, 2004, Compensation shall also exclude annual installments received by certain Anthem Plans of Virginia, Inc. executives after the date of the merger of Trigon Insurance Company into a wholly-owned subsidiary of Anthem, Inc. pursuant to a Noncompetition Agreement between such executives and Anthem, Inc. (regardless of whether such installments are forfeitable) and any interest allocable thereto.

The Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost of living increases in accordance with Section 401(a)(17)(B) of the Code. The cost of living adjustment in effect for a calendar year applies to Compensation for the determination period that begins with or within such calendar year.

For purposes of Sections 4.1 and 4.2, notwithstanding any provision in this Plan to the contrary, for purposes of determining Before Tax Contributions and Employer Matched Contributions for a Participant, Compensation shall include such Participant’s Compensation during each pay period beginning with the Entry Date coincident with or next following participation in the Plan pursuant to Section 3.2; or if the individual elects to authorize Before Tax Contributions to the Plan at a later date, the Participant’s Compensation during each pay period beginning with the pay period with respect to which such election is first effective.

No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 4.1(a)(v) of the Plan and Section 414(v) of the Code, if applicable.

2.16	Current Year ACP Method means, with respect to a Plan Year, the calculation of the average of the Actual Contribution Percentages for all Employees who are eligible to be Participants in that Plan Year, other than Highly Compensated Eligible Participants, based on the Employer Matched Contributions made on behalf of and the Compensation earned by each such Employee during the Plan Year to which such calculation relates.

2.17	Current Year ADP Method means, with respect to a Plan Year, the calculation of the Actual Deferral Percentage for all Employees who are eligible to be Participants in that Plan Year, other than Highly Compensated Eligible Participants, based on the Before Tax Contributions of and the Compensation earned by each such Employee during the Plan Year to which such calculation relates.

2.18	Disabled or Disability means:

(i)	In the case of a Participant who is covered by the Employer’s long-term disability plan, the total incapacity of the Participant due to a physical or mental condition which qualifies the Participant for benefits under the Employer’s long-term disability plan whether or not the benefit under the long-term disability plan has been paid as a single sum amount; and

(ii)	In the case of a Participant who is not covered by the Employer’s long-term disability plan, a physical or mental condition, which in the sole opinion of the Pension Committee or its designee, renders the Participant incapable of performing the duties of any position for which he is reasonably qualified in light of his education and employment experience.

(iii)	The Pension Committee or its designee may require the Participant to be examined by a duly licensed physician selected by the Pension Committee or its designee before making its determination that the Participant is disabled and not more frequently than annually thereafter to determine whether the Participant continues to be Disabled.

2.19	Early Retirement means, with respect to a Participant, the Participant’s termination of employment with the Employer on or after the Participant’s Early Retirement Date.

2.20	Early Retirement Date means, with respect to a Participant, the date on which the Participant has both attained age 55 and completed a Period of Service of at least five years.

2.21	Effective Date means January 1, 2006. The original effective date of the Plan was July 1, 1979.

2.22	Eligible Employee means a Full-Time, Part-Time or Temporary Employee who is employed by the Employer. A non-resident alien who receives no income from sources within the United States shall not be deemed to be an Eligible Employee. Any Employee who is included in a unit of employees covered by a negotiated collective bargaining agreement where there exists evidence that retirement benefits were the subject of good faith bargaining, shall not be deemed to be an Eligible Employee, unless the agreement provides for participation in the Plan. A Leased Employee shall not be deemed to be an Eligible Employee. An individual whose income from an Employer is reported on Form 1099 shall not be deemed to be an Eligible Employee. An individual hired as a Temporary Employee on or after January 1, 1994 and before January 1, 1999 shall not be deemed to be an Eligible Employee; provided, however, that effective on and after January 1, 1999, Temporary Employees became Eligible Employees.

2.23	Eligible Participant means as of each Entry Date, each Eligible Employee who has met the requirements for participation in the Plan.

2.24	Employee means any individual employed by the Employer as a common law employee. A Leased Employee shall be deemed to be an Employee.

2.25	Employer means the Company and any Participating Employer, which with the approval of the Board of Directors, has adopted this Plan. Those Participating Employers are listed on Appendix A, attached to and made a part of this Plan.

2.26	Employer Matched Account means the account maintained for a Participant to record (i) his share of Employer Matched Contributions under Section 4.1(b); (ii) his share of matching contributions under the Merged Plans, if any; (iii) his share of matching contributions under the Raff-Hughes Plan, which he has elected to transfer to this Plan; and (iv) adjustments relating thereto.

2.27	Employer Matched Contributions means the contributions made by the Employer on a Participant’s behalf pursuant to Section 4.1(b).

2.28	Employment Commencement Date means the first day on which an Eligible Employee is credited with an Hour of Service.

2.29	Entry Date means each and every day.

2.30	ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

2.31	Excess Aggregate Contributions means with respect to each Plan Year, the amount determined for Highly Compensated Eligible Participants under the procedure set forth in Treas. Reg. § 1.401(m)-l(e)(2) or any successor thereto.

2.32	Excess Contributions means with respect to each Plan Year, the amount determined for Highly Compensated Eligible Participants under the procedure set forth in Treas. Reg. § 1.401(k)-1(f)(2) or any successor thereto.

2.33	Fiduciary means the Employer, the Board of Directors, the Pension Committee or the Trustee, but only with respect to the specific responsibilities of each with respect to Plan and Trust administration and only to the extent required by ERISA.

2.34	Forfeiture means that portion of a Participant’s HMI Employer Regular Account, Raff-Hughes Employer Regular Account, or Account which is subject to a vesting schedule as set forth in an Exhibit that is forfeited in accordance with Section 6.5 due to incomplete vesting.

2.35	Former Participant means any former Eligible Employee who has credits in his Account as of the close of any Plan Year.

2.36	Full-Time Employee means an Eligible Employee designated as full-time under the Employer’s employment procedures.

2.37	Highly Compensated Eligible Participant means those Eligible Participants who are Highly Compensated Employees.

2.38	Highly Compensated Employee means:

(a)	Employees who were five percent owners, as defined in Section 416(i)(1)(iii) of the Code, at any time during the determination year or the look-back year; or

(b)	Employees who receive compensation greater than $80,000 (as adjusted pursuant to Sections 414(q)(1) and 415(d) of the Code) during the look-back year and who are in the Top Paid Group during the look-back year;

For purposes of determining whether an Employee is a Highly Compensated Employee and notwithstanding anything else contained in this Section, the following rules shall apply:

(c)	A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee in the Plan Year during which his employment with the Employer and Affiliates terminated or in any Plan Year during which occurs or commencing after his fifty-fifth (55th) birthday.

(d)	An Employee shall only be deemed to be a Highly Compensated Employee to the extent then required by the Code.

(e)	For purposes of determining whether an Employee is highly compensated, the determination year is the Plan Year for which the determination is being made. The look-back year is the twelve month period preceding the determination year.

For purposes of applying this Section 2.38, “compensation” shall have the same meaning as set forth in Section 5.4.

2.39	HMI Employer Regular Account means the account maintained for a Participant to record (i) his share of HMI Employer Regular Contributions under Section 4.1(c); and (ii) his share of HMI contributions under Merged Plan II, if any; and (iii) adjustments relating thereto.

2.40	HMI Employer Regular Contributions means the contributions made by the Employer on a Participant’s behalf under Section 4.1(c).

2.41	Hours of Service means:

(a)	Performance of Duties. The actual hours for which an Eligible Employee is paid or entitled to be paid by the Employer for the performance of duties;

(b)	Nonworking Paid Time. Each hour for which an Eligible Employee is paid or entitled to be paid by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence; provided, however, no more than 501 Hours of Service shall be credited to an Eligible Employee on account of any single continuous period during which he performed no duties; and provided further that no credit shall be given for payments made or due under a plan maintained solely for the purpose of complying with applicable workers’ or unemployment compensation or disability insurance laws or for payments which solely reimburse an Eligible Employee for medical or medically related expenses incurred by the Eligible Employee;

(c)	Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, provided, however, Hours of Service credited under paragraphs (a) and (b) above shall not be recredited by operation of this paragraph;

(d)	Equivalencies. To the extent that the Plan requires Hours of Service to be counted, the Pension Committee shall have the authority to adopt any of the following equivalency methods for counting Hours of Service that are permissible under regulations issued by the Department of Labor: (1) Working Time, (2) Periods of Employment, or (3) Earnings.

(e)	Miscellaneous. Unless the Pension Committee directs otherwise, the methods of determining Hours of Service when payments are made for other than the performance of duties and of crediting such Hours of Service to Plan Years set forth in DOL Reg. § 2530.200b-2(b) and (c), shall be used hereunder and are incorporated by reference into the Plan.

(f)	No Duplication. Notwithstanding any other provision of this Plan to the contrary, an Eligible Employee shall not be credited with Hours of Service more than once with respect to the same period of time.

2.42	Income means the net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund, assets shall be valued on the basis of their fair market value except for any investment which the Pension Committee determines shall be valued on the basis of contract or book value.

2.43	Investment Funds means the funds designated by the Pension Committee in accordance with Section 7.2.

2.44	Investment Manager means an investment adviser, bank or insurance company, meeting the requirements of Section 3(38) of ERISA appointed by the Employer to manage the Plan’s assets in accordance with the Trust Agreement.

2.45	Leased Employee means any person within the meaning of Section 414(n) of the Code who is not an Employee of the Employer and who provides services to the Employer if:

(a)	such services are provided pursuant to an agreement between the Employer and any leasing organization;

(b)	such person has performed such services for the Employer (or for the Employer and Affiliates) on a substantially full-time basis for a period of at least one year; and

(c)	such services are performed under the primary direction or control of the Employer.

Notwithstanding the foregoing, a person shall not be deemed to be a Leased Employee if he is covered by a plan maintained by the leasing organization and Leased Employees (as determined without regard to this paragraph) do not comprise more than 20% of the Employer’s nonhighly compensated workforce. Such plan must be a money purchase pension plan providing for nonintegrated employer contributions of ten percent of compensation and also providing for immediate participation and vesting.

2.46	Limitation Year means the Plan Year.

2.47	Merged Plan means any of the plans defined in Sections 2.48—2.62e and any other plan that is merged into the Plan after December 31, 2005.

2.48	Merged Plan I means the Blue Cross and Blue Shield of Indiana Employees’ Thrift Savings Plan. as in effect prior to January 1, 1991.

2.49	Merged Plan II means the HMI Employees’ Profit Sharing Plan that was in effect prior to its merger into the Plan on January 1, 1991.

2.50	Merged Plan III means the Key Care Health Resources, Inc. Retirement Plan that was in effect prior to its merger into the Plan on January 1, 1991.

2.51	Merged Plan IV means the Robinson-Conner, Inc. 401(k) Plan that was in effect prior to its merger into the Plan on January 1, 1992.

2.52	Merged Plan V means the Anthem Group Services Corporation Retirement Savings Plan that was in effect prior to its merger into the Plan on January 1, 1992.

2.53	Merged Plan VI means The Shelby Insurance Group Retirement Savings Plan that was in effect prior to its merger into the Plan on December 31, 1993.

2.54	Merged Plan VII means the FKI Employees’ Savings and Profit Sharing Plan that was in effect prior to its merger into the Plan on January 1, 1994.

2.55	Merged Plan VIII means the Blue Cross and Blue Shield of Kentucky, Inc. Retirement Savings Plan that was in effect prior to its merger into the Plan on July 1, 1994.

2.56	Merged Plan IX means the Medical Accounts Group Retirement Savings Plan that was in effect prior to its merger into the Plan on November 1, 1994.

2.57	Merged Plan X means the Community Mutual Insurance Company Performance Sharing Plan, which was in effect prior to its merger into the Plan on January 1, 1996.

2.58	Merged Plan XI means the Execulease Corporation 401(k) Plan, which was in effect prior to its merger into the Plan on February 1, 1995.

2.59	Merged Plan XII means the Anthem Blue Cross & Blue Shield of Connecticut Employee Savings and Investment Plan, which was in effect prior to its merger into the Plan on December 31, 1998.

2.60	Merged Plan XIII means the Rocky Mountain Health Care Corporation Tax Favored Savings Program, which was in effect prior to its merger into the Plan on December 31, 1999.

2.61	Merged Plan XIV means the New Hampshire-Vermont Health Service Tax Favored Savings 401(k) Program, which was in effect prior to its merger into the Plan on December 31, 1999.

2.62	Merged Plan XV means the Wright Health Associates, Inc. Savings Plan, which was in effect prior to its merger into the Plan on April 1, 1998.

2.62a	Merged Plan XVI means the Associated Hospital Service of Maine Tax-Favored Savings Plan, which was in effect prior to its merger into the Plan on December 31, 2000.

2.62b	Merged Plan XVII means The McElroy-Minister Company 401(k) Retirement Savings Plan, which was in effect prior to its merger into the Plan on October 31, 2002.

2.62c	Merged Plan XVIII means the Employees’ 401(k) Thrift Plan of Trigon Insurance Company, which was in effect prior to its merger into the Plan on January 31, 2004.

2.62d	Merged Plan XIX means the Matthew Thornton Health Plan, Inc. Defined Contribution Plan, which was in effect prior to its merger into the Plan on December 3, 2004.

2.62e	Merged Plan XX means the WellPoint 401(k) Retirement Savings Plan, which was in effect prior to its merger into the Plan on December 31, 2005.

2.63	Normal Retirement Age means age 65.

2.64	Normal Retirement Date means the date on which a Participant attains his Normal Retirement Age.

2.65	Participant means any Eligible Employee participating in the Plan in accordance with the provisions of Section 3.1 or 3.2.

2.66	Participating Employer means any direct or indirect subsidiary of the Company or any other entity designated by the Board of Directors that has adopted this Plan with the approval of the Company.

2.67	Part-Time Employee means an Eligible Employee who is designated as a part-time Employee by the Employer under its employment procedures.

2.68	Pension Committee means the Pension Committee appointed by the Board of Directors to administer the Plan and to manage and invest the Trust Fund.

2.69	Period of Service means the aggregate of all periods of a person’s employment as an Eligible Employee with the Employer, whether or not consecutive and whether before or after the Employer that employs such person becomes a Participating Employer.

Service shall include (i) a period of up to 12 months of absence from employment for any reason other than because of resignation, retirement, death or discharge; (ii) the period from the date the Eligible Employee resigns, retires or is discharged to the date of his reemployment, if he returns to employment with the Employer or any Affiliate within 12 months of such resignation, retirement or discharge; and (iii) the period beginning on the date the Eligible Employee is absent for maternity or paternity reasons and ending on the date the Eligible Employee commences a Period of Severance due to such absence.

Service also shall include such period of service in the armed forces of the United States as shall be required to be recognized under applicable federal law with respect to military service. Service is determined as full calendar months.

Effective on and after January 1, 2000 and for purposes of determining a Participant’s eligibility for Employer Matched Contributions under Section 4.1(b), the Participant’s employment with an unaffiliated employer shall be counted in determining the Participant’s Period of Service if the Company or another Participating Company acquires assets or all or a portion of a business engaged in by, or merges with, the unaffiliated employer and the Participant becomes an Employee coincident with or immediately following the acquisition or merger.

2.70	Period of Severance means a period of time commencing with an Eligible Employee’s Severance From Service Date and ending with the date such Eligible Employee resumes employment with the Employer.

Notwithstanding the foregoing, if an Eligible Employee is absent from work for maternity or paternity reasons, the Period of Severance shall not begin until the second anniversary of the first day of the period in which such absence began. For purposes of this Section, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual: (ii) by reason of a birth of a child of the individual; (iii) by reason of the placement of a child with the individual by adoption; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

2.71	Plan means the WellPoint 401(k) Retirement Savings Plan.

2.72	Plan Year means the 12 consecutive month period commencing each January 1 and ending December 31.

2.73	Post 1986 After Tax Contribution Account means the separate Account maintained for a Participant to record: (i) his share of the Trust Fund attributable to his Post 1986 After Tax Contributions; (ii) his share of post 1986 after tax contributions that he made under the Raff-Hughes Plan, which he elected to transfer to this Plan, if any; and (iii) earnings and losses attributable thereto. The Pension Committee shall separately account, through subaccounts for “Post 1986 Voluntary Contributions”, and earnings and losses attributable thereto. “Post 1986 Voluntary Contributions” shall mean after-tax contributions made to the Plan which do not qualify for an Employer Matched Contribution.

2.74	Post 1986 After Tax Contributions means the after-tax contributions made by a Participant to the Plan under Section 4.2, if any, after December 31, 1985. Effective April 1, 1993, Participants were prohibited from making Post 1986 After Tax Contributions. Such Contributions prior to that date shall continue to be held under the Plan.

2.75	Pre 1987 After Tax Contribution Account means the separate Account maintained for a Participant to record: (i) his share of the Trust Fund attributable to his Pre 1987

After Tax Contributions; (ii) his share of pre 1987 after tax contributions that he made under the Raff-Hughes Plan, which he elected to transfer to this Plan, if any; (iii) his share of pre 1987 voluntary contributions that he made to Merged Plan IV; and (iv) earnings and losses attributable thereto. The Pension Committee shall separately account, through subaccounts, for the following contributions, and earnings and losses attributable thereto:

(a)	“Voluntary Basic Contributions” made to Merged Plan I prior to January 1, 1984; and

(b)	“Voluntary Supplemental Contributions”, including nondeductible voluntary contributions made to Merged Plan II or that were transferred to the Plan.

For purposes of this Plan, (i) “Voluntary Basic Contributions” shall mean after-tax contributions made to the Plan which qualified for an Employer matched contribution, and (ii) “Voluntary Supplemental Contributions” shall mean after-tax contributions made to the Plan which did not qualify for an Employer Matched Contribution.

2.76	Pre 1987 After Tax Contributions means the after tax contributions made by a Participant to the Plan before January 1, 1987.

2.77	Prior Year ACP Method means, with respect to a Plan Year, the calculation of the average of the Actual Contribution Percentages of the Prior Year’s Non-Highly Compensated Eligible Participants, based on the Employer Matched Contributions made on behalf of and the Compensation earned by each Prior Year’s Non-Highly Compensated Eligible Participant during the immediately preceding Plan Year.

2.78	Prior Year ADP Method means, with respect to a Plan Year, the calculation of the Actual Deferral Percentage for all Prior Year’s Non-Highly Compensated Eligible Participants, based on the Before Tax Contributions of and the Compensation earned by each Prior Year’s Non-Highly Compensated Eligible Participant during the immediately preceding Plan Year.

2.79	Prior Year’s Non-Highly Compensated Eligible Participant means, with respect to any Plan Year beginning on or after January 1, 1997, each individual who was in the immediately preceding Plan Year:

(a)	an Employee eligible to participate in this Plan; and

(b)	not a Highly Compensated Eligible Participant, as determined in accordance with the definition of “Highly Compensated Eligible Participant” in effect with respect to such immediately preceding Plan Year.

An individual may be a Prior Year’s Non-Highly Compensated Eligible Participant even though he is not an Employee or Participant in the current Plan Year or even though he would be treated as a Highly Compensated Eligible Participant in the current Plan Year.

2.80	QNEC(s) means the discretionary qualified nonelective contributions made by the Employer on a Participant’s behalf pursuant to Section 4.1(e).

2.81	QNEC Account means the account maintained for a Participant to record his share of QNECs under Section 4.1(e) and adjustments relating thereto.

2.82	Raff-Hughes Employer Regular Account means the separate account maintained to record a Participant’s share of the Trust Fund attributable to Raff-Hughes Contributions made under Section 4.1(d) and earnings and loss attributable thereto.

2.83	Raff-Hughes Employer Regular Contributions means the contributions made by the Employer on a Participant’s behalf under Section 4.1(d) commencing in Plan Years beginning on or after January 1, 1992.

2.84	Raff-Hughes Plan means the Raffensperger, Hughes & Co., Inc. Employees’ Profit Sharing Plan.

2.85	Retirement means termination of employment from the Employer at or after Normal Retirement Date.

2.86	Rollover Account means the account maintained on behalf of a Participant to record the amounts (i) he has rolled over to the Plan pursuant to Section 4.10; (ii) amounts that he rolled over to any of the Merged Plans, if any; (iii) any amounts (including outstanding plan loans) transferred on a trustee to trustee basis from the Acordia 401(k) Long Term Savings Investment Plan; and (iv) adjustments relating thereto.

2.87	Severance From Service Date means the earlier of (i) the date on which an Employee quits, dies, retires or is discharged or (ii) the first anniversary of the first date of a period in which an Employee remains absent from service with or without pay with the Employer for any reason other than the foregoing.

2.88	Shelby Pension Transfer Account means the account maintained for a Participant who participated in Merged Plan VI to record his share of pension transfer dollars held for his benefit under Merged Plan VI, if any, and adjustments related thereto.

2.89	Spouse (Surviving Spouse) means the spouse or surviving spouse of the Participant or Former Participant; provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

2.90	Temporary Employee means an Employee whose customary annual employment is six months or less.

2.91	Terminated or Termination means a termination of employment with the Employer or with an Affiliate for any reason other than a transfer of employment from the Employer to an Affiliate or from an Affiliate to another Affiliate.

2.92	Top Paid Group means in a Plan Year the Employees who are in the top twenty percent (20%) of the Employees of the Employer in terms of Compensation for such Plan Year; provided, however, that for purposes of determining the number of Employees to be included in the Top Paid Group, the following Employees shall be excluded to the extent permitted by Section 414(q)(4) of the Code:

(a)	Employees who have not completed six (6) months of service;

(b)	Employees who normally work less than seventeen and one-half (17 1/2) hours per week or less than six (6) months during a Plan Year;

(c)	Employees who have not attained age twenty-one (21);

(d)	except as provided by regulations promulgated under the Code, Employees who are covered by a collectively bargained agreement; and

(e)	Employees who are non-resident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employers which constitutes income from sources in the United States (within the meaning of Section 861(a)(3) of the Code).

2.93	Trust (or Trust Fund) means the fund created by the Trust Agreement and maintained by the Trustee in accordance with the terms of the Trust Agreement.

2.94	Trust Agreement means the trust agreement between the Company and the Trustee as now in effect or as amended from time to time and that constitutes part of the Plan.

2.95	Trustee means the individual or entity designated in the Trust Agreement, or any successor Trustee or Trustees appointed to administer the Trust.

2.96	Valuation Date means the last day of each calendar month and such other dates selected by the Pension Committee, on which dates Trust gains and losses are allocated to Participants’ Accounts pursuant to Section 5.2. Effective January 1, 1994, each day on which the security markets of the United States are generally in operation shall be a Valuation Date or such other dates selected by the Pension Committee.

2.97	WellPoint Stock means common stock of the Company. Prior to the November 30, 2004 merger of WellPoint Health Networks, Inc. into Anthem Holding Corp., “WellPoint Stock” meant the common stock of Anthem, Inc.

2.98	WellPoint Stock Fund means the Investment Fund invested in WellPoint Stock, which shares shall be purchased on the open market, unless the Company makes available for purchase by the Plan authorized but unissued shares of its common stock and the Trustee decides to purchase such shares.

2.99	Employer Profit-Sharing Account means the account maintained for a Participant to record Employer Profit-Sharing Contributions allocated to him pursuant to Section 4.1(f) and adjustments relating thereto.

2.100	Employer Profit Sharing Contributions means the contributions made by the Employer pursuant to Section 4.1(f).

Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary.

ARTICLE III

PARTICIPATION AND SERVICE

3.1	Continuing Participation. Each Participant who was a participant in any of the Merged Plans immediately prior to their merger into the Plan shall continue as a Participant in the Plan if he is still employed by an Employer as an Eligible Employee on the date after the merger. Each other Full-Time, Part-Time or Temporary Eligible Employee shall be eligible to participate on the earlier of (a) January 1, 1991 if he is employed on January 1, 1991 and was previously excluded from participation in the Plan; or (b) as provided in Section 3.2.

3.2	Eligibility to Participate. An Eligible Employee first shall be eligible to participate on his Employment Commencement Date.

3.3	Change in Active Status. A Participant shall cease to be an active Participant and shall no longer be permitted to contribute to the Plan when he is no longer an Eligible Employee.

3.4	Special Rules for Participation and Vesting Purposes. For purposes of determining an Eligible Employee’s eligibility to participate and Periods of Service for vesting pursuant to Section 6.4, Hours of Service, months of employment and Period of Service shall include an Eligible Employee’s Hours of Service and months of employment or Periods of Service (i) as a Leased Employee of the Employer or an Affiliate (after the employer became an Affiliate); (ii) as an Employee of the Employer or an Affiliate (after the employer became an Affiliate) covered by the terms of a collective bargaining agreement that does not provide for participation in this Plan; (iii) while a common law Employee of the Employer who is not deemed to be an Eligible Employee or while a common law Employee of an Affiliate; or (iv) while an Employee of a predecessor organization of the Employer in any case where the Employer maintains the plan of such predecessor organization as required under Section 414(a) of the Code.

3.5

Participation and Service upon Reemployment. Upon the reemployment of any person after the Effective Date who had previously been employed by the Employer, the following rules shall apply in determining his participation in the Plan. If the reemployed Eligible Employee was not a Participant in the Plan during his prior period of employment, he must meet the requirements of Section 3.2 for participation in the Plan. If the reemployed Eligible Employee was a Participant in the Plan during his prior period of employment, he shall again become a Participant in the Plan as soon as administratively feasible upon his rehire. For purposes of this Section 3.5, any Periods of Service credited to a Participant, Eligible Employee or Employee prior to his termination of employment shall be restored upon his reemployment for purposes of vesting in

Employer contributions allocated to his Account following his reemployment. Section 6.5 sets forth the rules pertaining to vesting following reemployment in amounts allocated to a Participant’s Account prior to his Termination of employment.

3.6	Cessation of Participation. A Participant shall cease to be a Participant on the date as of which (i) he is no longer an Eligible Employee and (ii) all of his vested Accounts have been distributed.

3.7	Transfers From Affiliates and Change in Status. Any Eligible Employee who transfers to the Employer from an Affiliate or who otherwise becomes an Eligible Employee after his Employment Commencement Date, shall be eligible to participate in the Plan as of the date of transfer or change in status.

3.8	Transfers To and From Acordia Inc. (Before August 26, 1997)

(a)	A Participant who was transferred to Acordia Inc. or one of its affiliates participating in the Acordia 401(k) Long Term Savings Investment Plan (an Acordia Employer) before August 26, 1997 was permitted to elect in accordance with procedures adoption by the Pension Committee to have his accounts (including any outstanding plan loans) and the assets associated with those accounts transferred to the Acordia 401(k) Long Term Savings Investment Plan as soon as administratively feasible after the transfer.

(b)	An employee of an Acordia Employer who was transferred to an Employer before August 26, 1997 and became a Participant was permitted to have his accounts (including any outstanding plan loans) and the assets associated with those accounts transferred to the Plan as soon as administratively feasible after the transfer.

3.9	Rehire after Military Service. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. The Pension Committee shall apply the provisions of the USERRA with respect to any Participant who is reemployed after completing covered military service in a manner consistent with the USERRA and all other applicable law and regulations.

ARTICLE IV

CONTRIBUTIONS

4.1	Employer Contributions.

(a) (i)

Before Tax Matched Contributions. Subject to the limitations of Sections 4.6, 4.8 and 5.4, each Participant shall have the option to authorize the Employer in accordance with procedures established by the Pension Committee, to contribute to the Plan for a Plan Year on his behalf, an amount equal to any whole percentage of his Compensation from one percent (1%) up to six percent (6%) (as determined without regard to this Section 4.1(a)) for such Plan Year. Such authorization shall be in the form of an election by the Participant to have his Compensation reduced by payroll withholding. The election of a new Participant shall be effective as soon as administratively feasible following receipt of the election by the Pension Committee. Such withheld amounts are to be transmitted by the Employer to the Trustee as of the earliest date on which such amounts can reasonably be segregated from the Employer’s general assets, but in no event later than the fifteenth (15th) business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash and shall be immediately vested and non-forfeitable in accordance with Treas. Reg. § 1.401(k)-1(c). Notwithstanding the foregoing, in the case of a Participant of Federal Kemper Insurance Company who became eligible to participate in the Plan as of March 1, 1995, limits referred to above shall be doubled for four (4) pay periods, which is equal to the number of pay periods between January 1, 1995 and February 28, 1995. Effective January 1, 1999 through December 31, 2004, an Eligible Employee shall be deemed to have elected to contribute two percent (2%) of his Compensation to this Plan. Effective January 1, 2005, such deemed election shall be three percent (3%) for Eligible Employees who first complete an Hour of Service on or after January 1, 2005; provided, however, that all such deemed elections shall be governed by the following rules:

(A)	The Eligible Employee’s Employer shall provide the Eligible Employee with written information within the first five (5) days of his Employment Commencement Date describing the deemed election and the manner in which the Eligible Employee may change or stop the deferral.

(B)	The deemed election shall not become effective if the Eligible Employee notifies his Employer on the proper form to disengage the deemed election within thirty (30) calendar days of his Employment Commencement Date.

(C)	To the extent the deemed election is not disengaged timely under Subparagraph (B) above, the deemed election shall become effective as soon as administratively practicable after the thirty (30) day anniversary of the Eligible Employee’s Employment Commencement date.

(D)	The deemed election provision shall not apply to “Local 9 Participants” or “Local 29 Participants” (as defined in Exhibit P); nor to Participants who became Eligible Employees pursuant to the redemption of the interest of RightCHOICE Managed Care, Inc. in The EPOCH Group, L.C.

(ii)	Before Tax Supplemental Contributions. Subject to the limitations of Sections 4.6 and 5.4, each Participant shall have the option to authorize the Employer in accordance with procedure established by the Pension Committee, to contribute to the Plan for a Plan Year on his behalf, an amount equal to any whole percentage of his Compensation from seven percent (7%) up to sixty percent (60%) (as determined without regard to this Section 4.1(a)) for such Plan Year. From January 1, 2004 to December 31, 2005, the maximum percentage on such contributions was fifty percent (50%). From January 1, 2002 to December 31, 2003, the maximum percentage on such contributions was twenty percent (20%). Prior to January 1, 2002, the maximum percentage on such contributions was sixteen percent (16%). Such authorization shall be in the form of an election by the Participant to have his Compensation reduced by payroll withholding. The election of a new Participant shall be effective as soon as administratively feasible following receipt of the election by the Pension Committee. Such withheld amounts are to be transmitted by the Employer to the Trustee as of the earliest date on which such amounts can reasonably be segregated from the Employer’s general assets, but in no event later than the fifteenth (15th) business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash and shall be immediately vested and non-forfeitable in accordance with Treas. Reg. § 1.401(k)-1(c).

(iii)	Excess Deferrals. Notwithstanding the foregoing, the Participant shall be prohibited from authorizing any Before Tax Contributions to be made on his behalf under this Plan and elective contributions under any other plan, in excess of the applicable limit under Section 402(g) of the Code in effect for the Plan Year to which such Before Tax Contributions relate. In the event a Participant has made excess deferrals, then not later than the first day of March following the close of the Participant’s taxable year, the Participant may notify each plan under which deferrals were made of the amount of the excess deferrals received by that plan. The Participant shall be deemed to have notified the Plan of excess deferrals to the extent he has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer or Affiliate. The Employer may notify the Plan on behalf of the Participant under these circumstances.

Not later than the first April 15 following the close of the taxable year, the Plan shall distribute to the Participant the amount designated above, including any Income allocated thereto. The Income attributable to a Participant’s excess deferral pursuant to this Section 4.1(a)(iii) for the Plan Year during which such excess deferral arose shall be determined in accordance with Treas. Reg. § 1.402(g)-1(e)(5)(ii). Unless otherwise provided for by the Pension Committee, any Income attributable to a Participant’s excess deferrals for the period between the end of the Plan Year and the date of distribution shall be disregarded.

A Participant who has excess deferrals for a taxable year may receive a corrective distribution of excess deferrals during the same year. This corrective distribution shall be made only if:

(A)	The Participant designates the distribution as an excess deferral. The Participant shall be deemed to have designated the distribution to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer and Affiliate. The Employer may make the designation on behalf of the individual under these circumstances.

(B)	The correcting distribution is made after the date on which the Plan received the excess deferral.

(C)	The Plan designates the distribution as a distribution of excess deferrals.

The term “excess deferrals” means the excess of an individual’s elective deferrals for any taxable year, as defined in Treas. Reg. § 1.402(g)-1(b), over the applicable limit under Section 402(g)(1) of the Code for the taxable year.

(iv)	Compliance. The Pension Committee may further limit a Participant’s right to make Before Tax Contributions to the Plan if in the sole judgment and discretion of the Pension Committee, such limits are necessary to ensure the Plan’s compliance with the requirements of Sections 401(k) and (m) of the Code.

(v)	Effective as of June 1, 2002, all Participants who are eligible to make Before Tax Contributions under this Plan and who have attained age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code and shall also be disregarded for purposes of determining any Employer Matched Contributions under Section 4.1(b) of this Plan. The Plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

(b)

Employer Matched Contributions. Subject to the limitations of Section 4.8 and 5.4, an Employer shall contribute with respect to each pay period an amount equal to 100% for the first 6% of a Participant’s Before Tax Matched Contributions that a Participant has authorized the Employer to make on his behalf of the Plan Year.

If a Participant is employed during the Plan Year and has not participated in any of the nonqualified deferred compensation plans sponsored by the Company during that Plan Year, that Participant shall receive an additional Employer Matched Contribution for a Plan Year equal to the difference, if any, between the amount contributed pursuant to the preceding sentence in the Plan year and an amount equal to 100% for the first 6% of the Participant’s Before Tax Matched Contribution for the Plan Year. The amount of the contribution made pursuant to this Subsection shall not exceed the maximum amount allowable as a deduction under the Code for such Plan Year. Notwithstanding anything contained herein to the contrary, a Participant who was not an Employee on or before December 31, 1998 shall only be entitled to Employer Matched Contributions with respect to his Before Tax Matched Contributions made on and after the first day of the first payroll period immediately following his completion of a one (1) year Period of Service; provided, however, that if a Participant whose employment with the Employer is terminated and who at the date of employment termination already completed a Period of Service of at least one (1) year is rehired and becomes an Eligible Employee, such participant shall be eligible for Employer Matched Contribution with respect to his Before Tax Contribution immediately upon his rehire.

(c)	QNECS. Subject to the limitations of Section 5.4, the Employer shall contribute for each Plan Year an amount, if any, as determined by the Board of Directors on behalf of some or all Participants who are not Highly Compensated Eligible Participants. The amount of such contribution shall not exceed the maximum amount allowable as a deduction under the Code for such Plan Year. It is intended that this contribution shall constitute a qualified nonelective contribution within the meaning of Treas. Reg. § 1.401(k)-1(g)(13)(ii) or any successor thereto.

(d)	Discretionary Profit-Sharing Contribution. In addition to the Employer Matched Contributions made pursuant to Section 4.1(b), the Employer may, in its sole discretion, contribute such amount (which need not be from its current or accumulated profits) to the Plan as an Employer Profit-Sharing Contribution. Any Employer Profit-Sharing Contribution made to the Plan shall be allocated among those Participants who are actively employed on the last day of the Plan Year to which the contribution relates on the following basis.

The Company shall determine, by written action, the amount which shall be contributed pursuant to this Section 4.1(f). Such amount may be specified by the total dollar amount or the percentage of Compensation of all eligible Participants or other method which has the effect of specifying a determinable amount to be contributed. The amounts so determined shall be contributed and the amount contributed shall be allocated among the eligible Participants in proportion to the Compensation of all eligible Participants.

Employer Profit-Sharing Contributions shall be allocated to a Participant’s Employer Profit-Sharing Account and shall vest in accordance with Section 6.4.

To the extent a Participant receives an allocation of an Employer Profit-Sharing Contribution in any Plan Year in which that Participant’s Annual Additions exceed the limits set forth in Section 5.4, his Employer Profit-Sharing Contributions and the earnings thereon shall be forfeited only after all other corrective steps have been taken under Section 5.4 and only to the extent such forfeiture would not violate Section 401(a)(4) of the Code.

4.2	Post 1986 After Tax Contributions. Subject to the limitations of Section 5.4, each Participant had the option to contribute to the Plan for a Plan Year an amount equal to any percentage of his Compensation up to ten percent (10%) for such Plan Year. Such amounts were transmitted by the Employer to the Trustee as of the earliest date on which such amounts can be reasonably segregated from the Employer’s general assets, but in no event later than 90 days after such amounts have been withheld from Participants’ Compensation.

Effective April 1, 1993, Participants were no longer permitted to contribute to the Plan on an after-tax basis. Pre-April 1, 1993 after-tax contributions shall continue to be held by the Plan in accordance with the provisions of the Plan.

4.3	Time and Manner of Contribution. All Employer contributions shall be paid directly to the Trustee. Except as provided in Section 4.1(a), a contribution for any Plan Year shall be made not later than the date prescribed by law for filing the Employer’s Federal income tax return. including extensions, for such Plan Year.

4.4	Conditions on Employer Contributions. To the extent permitted or required by ERISA and the Code, contributions under this Plan are subject to the following conditions:

(a)	If the Employer makes a contribution, or any part thereof, by mistake of fact, such contribution or part thereof shall be returned to the Employer within one year after such contribution is made.

(b)	Contributions to the Trust Fund are specifically conditioned on the initial qualification of the Plan under the Code; in the event the Plan is determined to be disqualified upon an initial application for determination made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan was adopted or such later date as the Secretary of the Treasury may prescribe, contributions made with respect to any period subsequent to the effective date of such disqualification shall be refunded to the Employer within one year after the effective date of disqualification.

(c)	Contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, such amount shall be refunded to the Employer within one year after the disallowance of the deduction.

(d)	Earnings attributable to the contribution shall not be refunded to the Employer, but losses shall reduce the amount to be refunded. In no event shall return of the contribution to the Employer reduce the amount of any Participant’s Account to less than the balance that would have been in such Account had the contribution not been made.

(e)	The amount of any Employer contribution shall be subject to the limitations prescribed in Section 5.4.

4.5	Change in Amount of Before Tax or Post 1986 After Tax Contributions. Upon notice to the Pension Committee, each Participant shall have the option to change the amount of Before Tax Contributions he has authorized the Employer to contribute to the Plan on his behalf pursuant to Section 4.1(a) or Post 1986 After Tax Contributions under Section 4.2 (for periods prior to April 1, 1993), effective as soon as administratively feasible following receipt of the change by the Pension Committee. Upon notice to the Pension Committee, each Participant shall have the option to suspend completely the amount of Before Tax Contributions he has authorized the Employer to contribute to the Plan on his behalf pursuant to Section 4.1(a) or Post 1986 After Tax Contributions under Section 4.2, effective as soon as administratively feasible after receipt of the notice by the Pension Committee. A Participant who has ceased making Before Tax Contributions or Post 1986 After Tax Contributions may again authorize Before Tax Contributions to be made to the Plan on his behalf or Post 1986 After Tax Contributions effective as soon as administratively feasible following receipt of the form by the Pension Committee. A Participant may change the amount of his Before Tax Contributions at any time by giving notice to the Pension Committee. The change shall become effective as soon as administratively feasible following receipt of notice by the Pension Committee.

A Participant also may elect to change his Before Tax Contributions’ rate and may elect to commence or increase his Post 1986 After Tax Contributions as a result of any limitations imposed by Section 4.1(a)(iii) on the amount of Before Tax Contributions that a Participant may authorize the Employer to contribute on his behalf.

4.6	Limitations on Before Tax Contributions. Except with respect to the portions of the Plan covering “Local 9 Participants” and “Local 29 Participants” (as defined in Exhibit P), it is intended that this Plan satisfy the Actual Deferral Percentage test under Treas. Reg. § 1.401(k)-2 through the use of an enhanced matching contribution formula as set forth in Treas. Reg. § 1.401(k)-3(c)(3). To the extent none of the safe harbors of Treas. Reg. § 1.401(k)-3 applies, the following limitations shall apply. For Plan Years beginning on or after January 1, 1997 and unless the Pension Committee properly elects at such time and in such manner as prescribed by the Secretary of the Treasury to apply the Current Year ADP Method instead, if after making the adjustments required by Section 4.1(a)(iii) the average of the Actual Deferral Percentages for the group of Highly Compensated Eligible Participants who are eligible to be Participants in a Plan Year would be more than the greater of:

(a)	the average of the immediately preceding Plan Year’s Actual Deferral Percentages of all Prior Year’s Non-Highly Compensated Eligible Participants multiplied by one and one fourth (1 1/4th), or

(b)	the lesser of:

(i)	two percent (2%) plus the immediately preceding Plan Year’s Actual Deferral Percentage of all Prior Year’s Non-Highly Compensated Eligible Participants or

(ii)	the immediately preceding Plan Year’s Actual Deferral Percentage of all Prior Year’s Non-Highly Compensated Eligible Participants multiplied by two (2),

the Before Tax Contributions of the Highly Compensated Eligible Participants shall be reduced to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Eligible Participants is not more than the greater of Subparagraph (a) or (b) above.

Reduction of Before Tax Contributions shall be accomplished first by determining the maximum deferral for the group of Highly Compensated Eligible Participants permitted by Subparagraph (a) or (b) above, and then reducing the Before Tax Contributions percentages of the Highly Compensated Eligible Participants with the highest Before Tax Contributions percentages by one tenth of one percent (0.1%). If after making the above reduction the limitations are still exceeded, the Before Tax Contributions percentages of the Highly Compensated Eligible Participants shall be further reduced in one tenth of one percent (0.1%) increments until the limitations of this Section are not exceeded.

For Plan Years beginning on or after January 1, 1997, correction of excess Before Tax Contributions shall be accomplished as follows. First, the Pension Committee shall calculate the total dollar amount of the Before Tax Contributions of Highly Compensated Eligible Participants that would otherwise be reduced as the result of the reduction of the Actual Deferral Percentages of those Highly Compensated Eligible Participants in accordance with this Section (the “Total Excess Contributions”) without attributing any such dollar reduction to a particular Highly Compensated Eligible Participant. The Before Tax Contributions of the Highly Compensated Eligible Participant with the highest dollar amount of Before Tax Contributions shall then be reduced by the amount required to cause that Highly Compensated Eligible Participant’s Before Tax Contributions to equal the dollar amount of the Before Tax Contributions of the Highly Compensated Eligible Participant with the next highest dollar amount of Before Tax Contributions. If the total amount of the reductions of Before Tax Contributions in the preceding sentence is less than the Total Excess Contributions, the process in the preceding sentence shall be repeated. In no event shall the reductions required under the preceding two sentences exceed the Total Excess Contributions.

The amount by which a Participant’s Before Tax Contributions exceeds the amount permitted under this Section, plus any earnings (or, if applicable, less any losses) allocated to such excess Before Tax Contributions which are attributable to the Plan Year in which the excess amount relates, shall be returned to such Participant no later than the end of the Plan Year immediately following the Plan Year for which the excess Before Tax Contribution was made. Any Employer Matched Contributions that are attributable to excess Before Tax Contributions shall be treated as a mistaken contribution, shall be forfeited, shall be credited to and held in a suspense account and shall be applied to reduce the amount of Employer Matched Contributions otherwise required of the Employer for the next following Plan Years(s) until exhausted. For the purposes of determining whether the discrimination test described in this Section is satisfied, all elective contributions that are made under two or more plans that are aggregated for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two (2) or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

To the extent permitted under Treas. Reg. § 1.401(k)-2(a)(6), the Employer may make a QNEC on behalf of some or all Eligible Participants who are not Highly Compensated Eligible Participants in order to comply with the limitations set forth in this Section for any Plan Year.

Effective on and after January 1, 2004, this Section 4.6 will not be required to be satisfied to the extent that the Plan meets the safe harbor requirements set forth in Code Section 401(k)(12) or any successor provision.

4.7	Income Attributable to Excess Contributions. The Income attributable to a Participant’s Excess Contributions pursuant to Section 4.6 for the Plan Year during which such Excess Contributions arose shall be determined in accordance with Treas. Reg. 1.401(k)-1(f)(4)(ii).

Unless otherwise provided for by the Pension Committee, any gain or loss on a Participant’s Excess Contributions for the period between the end of the Plan Year and the date of distribution shall be disregarded.

4.8	Limitations on Employer Matched and Post 1986 After Tax Contributions. It is intended that the Plan satisfy the Actual Contribution Percentage test under Treas. Reg. § 1.401(m)-2 through the use of an enhanced matching contribution formula as set forth in Treas. Reg. § 1.401(k)-3(c)(3). To the extent this Plan is amended so that none of the safe harbors of Treas. Reg. § 1.401(m)-3 applies, the following limitations shall apply. For Plan Years beginning on or after January 1, 1997 and unless the Pension Committee properly elects at such time and in such manner as prescribed by the Secretary of the Treasury to apply the Current Year ACP Method instead, if after making the adjustments required by Section 4.6 the average of the Actual Contribution Percentages for the group of Highly Compensated Eligible Participants in a Plan Year would be more than the greater of:

(a)	the average of the immediately preceding Plan Year’s Actual Contribution Percentages of all Prior Year’s Non-Highly Compensated Eligible Participants multiplied by one and one fourth (1 1/4th), or

(b)	the lesser of:

(i)	two percent (2%) plus the average of the immediately preceding Plan Year’s Actual Contribution Percentages of all Prior Year’s Non-Highly Compensated Eligible Participants, or

(ii)	the average of the immediately preceding Plan Year’s Actual Contribution Percentages of all Prior Year’s Non-Highly Compensated Eligible Participants multiplied by two (2.0),

the Participant Post 1986 After Tax Contributions and Employer Matched Contributions of the Highly Compensated Eligible Participants shall be reduced to the extent necessary so that the average of the Actual Contribution Percentages for the group of Highly Compensated Eligible Participants is not more than the greater of Subparagraph (a) or (b) above.

If the average of the Actual Contribution Percentages for the group of Highly Compensated Eligible Participants in a Plan Year exceeds the limits prescribed by the greater of Subparagraph (a) or (b) above, the Employer Matched Contributions and the Post 1986 After Tax Contributions of the Highly Compensated Eligible Participants shall be reduced before the end of the immediately following Plan Year to the extent necessary so that the average of the Actual Contribution Percentages for the group of Highly Compensated Eligible Participants is not more than the greater of Subparagraph (a) or (b) above. Such reduction shall be accomplished first by determining the maximum average percentage for the group of Highly Compensated Eligible Participants permitted by Subparagraph (a) or (b) above and then reducing the Employer Matched Contributions and Post 1986 After Tax Contributions of the Highly Compensated Eligible Participants with the highest Actual Contribution Percentage so as their Actual Contribution Percentage is reduced by one-tenth of one percent (0.1%). If after making the above reduction the limitations are still exceeded, the Actual Contribution Percentages of the Highly Compensated Eligible Participants shall be further reduced in one-tenth of one percent (0.1%) increments until the limitations are not exceeded. Any vested Employer Matched Contributions and Post 1986 After Tax Contributions which may not be allocated because of limitations imposed by this Section shall be distributed to that Participant before the end of the Plan Year immediately following the Plan Year for which the contribution relates. Any non-vested Employer Matched Contributions which may not be allocated because of the limitations imposed by this Section shall be applied to reduce the amount of Employer Matched Contributions otherwise required of the Employer for the next following Plan Year(s) until exhausted. In any case where a reduction becomes necessary, and, if any, Post 1986 After Tax Contributions shall be reduced first. Notwithstanding anything contained in this Section to the contrary, the reductions of Employer Matched Contributions and Post 1986 After Tax Contributions is intended to comply with requirements of the Code and the provisions of this Section shall be interpreted consistent with the requirements set forth in the Code.

For Plan Years beginning on or after January 1, 1997, the amount of excess Post 1986 After Tax Contributions and Employer Matched Contributions to be corrected with respect to a Highly Compensated Eligible Participant shall be determined as follows. First, the Pension Committee shall calculate the total dollar amount of the Post 1986

After Tax Contributions and Employer Matched Contributions of Highly Compensated Eligible Participants that would otherwise be reduced as the result of the reduction of Actual Contribution Percentages in accordance with this Section (the “Total Excess Aggregate Contributions”) without attributing any such dollar reduction to a particular Highly Compensated Eligible Participant. The Employer Matched Contributions and Post 1986 After Tax Contributions of the Highly Compensated Eligible Participant with the highest dollar amount of Employer Matched Contributions and Post 1986 After Tax Contributions shall then be reduced by the amount required to cause that Highly Compensated Eligible Participant’s, Employer Matched Contributions and Post 1986 After Tax Contributions to equal the dollar amount of the Employer Matched Contributions and Post 1986 After Tax Contributions of the Highly Compensated Eligible Participant with the next highest dollar amount of Employer Matched Contributions and Post 1986 After Tax Contributions. If the total amount of the reductions of Employer Matched Contributions and Post 1986 After Tax Contributions in the preceding sentence is less than the Total Excess Aggregate Contributions, the process in the preceding sentence shall be repeated. In no event shall the reductions required under the preceding two sentences exceed the Total Excess Aggregate Contributions.

If the average of the Actual Contribution Percentages for the group of Eligible Participants who are Highly Compensated Eligible Participants exceeds the limits prescribed by Subparagraph (a) above (after the adjustments required by the preceding sentences of this Section are completed) and the Actual Deferral Percentage for the group of Non-Highly Compensated Eligible Participants exceeds the limits prescribed by Subparagraph (a) of Section 4.6 (after the adjustments required under Section 4.6 are completed), the sum of:

(c)	the average of the Actual Contribution Percentages in such Plan Year for the group of Highly Compensated Eligible Participants, and

(d)	the Actual Deferral Percentage in such Plan Year for the group of Highly Compensated Eligible Participants;

shall not exceed the greater of:

(e) (i) one	hundred and twenty-five percent (125%) of the greater of:

(A)	the average of the Actual Contribution Percentages for such Plan Year determined under the Current Year ACP Method or for the immediately preceding Plan Year determined under the Prior Year ACP Method, whichever is being used for such Plan Year, or

(B)	the Actual Deferral Percentage for such Plan Year determined under the Current Year ADP Method or for the immediately preceding Plan Year determined under the Prior Year ADP Method, whichever is being used for such Plan Year, plus

(ii)	the sum of two percent (2%) and the lesser of:

(A)	the average of the Actual Contribution Percentages for such Plan Year determined under the Current Year ACP Method or for the immediately preceding Plan Year determined under the Prior Year ACP Method, whichever is being used for such Plan Year, or

(B)	the Actual Deferral Percentage for such Plan Year determined under the Current Year ADP Method or for the immediately preceding Plan Year determined under the Prior Year ADP Method, whichever is being used for such Plan Year;

provided, however, that the amount determined under this Subsection (ii) may not exceed two hundred percent (200%) of the lesser of (A) or (B) of this Subsection (ii);

or

(f)	the sum of:

(i)	one hundred and twenty-five percent (125%) of the lesser of:

(A)	the average of the Actual Contribution Percentages for such Plan Year determined under the Current Year ACP Method or for the immediately preceding Plan Year determined under the Prior Year ACP Method, whichever is being used for such Plan Year, or

(B)	the Actual Deferral Percentage for such Plan Year determined under the Current Year ADP Method or for the immediately preceding Plan Year determined under the Prior Year ADP Method, whichever is being used for such Plan Year, plus

(ii)	the sum of two percent (2%) and the greater of:

(A)	the average of the Actual Contribution Percentages for such Plan Year determined under the Current Year ACP Method or for the immediately preceding Plan Year determined under the Prior Year ACP Method, whichever is being used for such Plan Year, or

(B)	the Actual Deferral Percentage for such Plan Year determined under the Current Year ADP Method or for the immediately preceding Plan Year determined under the Prior Year ADP Method, whichever is being used for such Plan Year;

provided, however, that the amount determined under this Subsection (f),(ii) may not exceed two hundred percent (200%) of the greater of (A) or (B) of this Subsection (f),(ii).

For Plan Years beginning on or after January 1, 1997, if there has been a corrective distribution of excess Before Tax Contributions for a Plan Year, then, in applying the Multiple Use Test for that Plan Year, the Actual Deferral Percentage for the Highly Compensated Eligible Participants shall equal the maximum amount permitted under Section 4.6. For Plan Years beginning on or after January 1, 1997, if there has been a corrective distribution of excess Employer Matched Contributions or Participant contributions for a Plan Year, then, in applying the Multiple Use Test for that Plan Year, the average Actual Contribution Percentage for the Highly Compensated Eligible Participants shall equal the maximum amount permitted under Section 4.8(a) and (b).

If the limits prescribed by the Multiple Use Test are exceeded, the Pension Committee, in its sole discretion, may elect either to reduce the Employer Matched Contributions, Post 1986 After Tax Contributions or Before Tax Contributions of the Highly Compensated Eligible Participants or a combination thereof, to the extent necessary so that the limits are not exceeded in the same manner such Employer Matched Contributions, Post 1986 After Tax Contributions or Before Tax Contributions are reduced under Section 4.6 or this Section, whichever is applicable.

For purposes of this Section, all Employer Matched Contributions that are made under two or more plans that are aggregated for purposes of Code Sections 401(a)(4) and 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Code Section 401(m), the aggregated plans shall also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

Notwithstanding the foregoing and to the extent permitted under Treas. Reg. § 1.401(m)-2(a)(6), the Employer may make a QNEC on behalf of some or all Eligible Participants who are not Highly Compensated Eligible Participants in order to comply with the limitations set forth in this Section 4.8 for any Plan Year.

The Multiple Use Test described in Treas. Reg. § 1.401(m)-2 and the Plan shall not apply for Plan Years beginning after December 31, 2001.

Effective on and after January 1, 2004, this Section 4.8 will not be required to be satisfied to the extent that the Plan meets the safe harbor requirements set forth in Code Section 401(m)(11) or any successor provisions.

This Section 4.8 shall not apply with respect to any portion of this Plan covering collective bargained employees that automatically satisfies the Actual Contribution Percentage test in accordance with Treas. Reg. § 1.401(m)-1(b)(2).

4.9	Income Attributable to Excess Aggregate Contributions. The Income attributable to a Participant’s Excess Aggregate Contributions pursuant to Section 4.8 for the Plan Year during which such Excess Aggregate Contributions arose shall be determined in accordance with Treas. Reg. § 1.401(m)-l(e)(3)(ii).

Unless otherwise provided for by the Pension Committee, any gain or loss on a Participant’s Excess Aggregate Contributions for the period between the end of the Plan Year and the date of distribution shall be disregarded.

4.10	Rollovers. An Eligible Employee or Former Participant may transfer to the Trust any cash which has been distributed to him whether such amount is (i) transferred by the Eligible Employee or Former Participant after his receipt of such amount from a plan qualified under Section 401(a), 403(b) or 457 of the Code, or (ii) transferred from a “conduit” individual retirement account established by the Eligible Employee or Former Participant upon his receipt of such amount from a plan qualified under Section 401(a), 403(b) or 457 of the Code; provided, however, that such amount qualifies as a rollover amount as defined by the Code at the time of the transfer and the Participant complies with such rules and other criteria as the Pension Committee may establish from time to time to ensure the qualified status of the Plan. The amount of cash transferred to the Trust pursuant to this Section 4.10 shall be credited to the Eligible Employee’s or Former Participant’s Rollover Account in accordance with Section 5.1. A Participant shall be fully vested in his Rollover Account at all times. In the event any amount rolled over into the Plan is found not eligible for rollover, such amount, as adjusted for earnings and losses, shall be distributed to the Participant as soon as administratively feasible.

4.11	Requirements for Qualified Non-Elective Contributions and Qualified Matching Contributions. Any contributions that are designated as qualified non-elective contributions (QNEC) or as qualified matching contributions (including matching contributions used to satisfy the ADP/ACP safe harbors) shall meet the requirements of Treas. Reg. § 1.401(k)-6 and § 1.401(m)-5. In addition, qualified non-elective contributions and qualified matching contributions shall be fully vested at all times. Such contributions shall be distributed from the Plan only in accordance with the events enumerated in the Plan provided however, that in no event shall such amounts be available for hardship withdrawal.

ARTICLE V

ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

5.1	Individual Accounts. On and after the Effective Date, the Pension Committee shall direct the recordkeeper for the Plan to maintain the following separate accounts in the name of each Participant:

(a)	Before Tax Account.

(b)	Employer Account.

(c)	Employer Matched Account.

(d)	Post 1986 After Tax Contribution Account.

(e)	Pre 1987 After Tax Contribution Account.

(f)	QNEC Account.

(g)	Rollover Account.

(j)	Any such other account as the Pension Committee may designate.

In addition, the Pension Committee shall direct the recordkeeper to maintain any account or subaccount for a Merged Plan Participant to the extent provided by the applicable Plan Exhibits.

5.2	Account Adjustments (Effective for Valuation Dates Occurring Prior to January 1, 1994). The Accounts of Participants, Former Participants and Beneficiaries shall be adjusted as of each Valuation Date in accordance with the following:

(a)	Income. The Income of each investment fund shall be allocated as of each Valuation Date to the accounts of Participants, Former Participants and Beneficiaries who have unpaid balances in their accounts invested in each particular fund on the Valuation Date, in proportion to the balances in such accounts immediately after the preceding Valuation Date, but after first reducing each such account by any distributions, withdrawals or loans from such account during the interim period. Income for any month to be allocated since the preceding Valuation Date, shall be allocated prior to posting any contributions to Participants’ Accounts for that month.

Notwithstanding the foregoing, in the case of any QNECs, Raff-Hughes Employer Regular Contributions or Employer Profit-Sharing Contributions that are made after the close of a Plan Year but which are credited pursuant to Section 5.3 as of the last day of the Plan Year, Income with respect to such contributions shall begin to be allocated as of the Valuation Date after such contributions are made.

If during any month of the Plan Year a Participant, Former Participant or Beneficiary becomes entitled to a distribution from an Account, the Committee shall instruct the Trustee or recordkeeper, as appropriate, to determine the Income as of the immediately preceding Valuation Date. The Account or Accounts of any Participant, Former Participant or Beneficiary to be distributed as of that Valuation Date shall not be adjusted proportionately to reflect any Income accrued after such Valuation Date.

(b)	Crediting of Employer Contributions.

(i)	The Employer’s Before Tax Contributions for the Plan Year made pursuant to Section 4.1(a) shall be forwarded to the Trustee and credited directly to the Before Tax Account of each Participant who authorized Before Tax Contributions as soon as such amounts can be segregated from the general assets of the Employer. Before Tax Contributions shall be credited as of the last day of the pay period in which occurs the pay date to which such Before Tax Contributions relate or as soon as practicable thereafter.

(ii)	The Employer’s Employer Matched Contributions for the Plan Year made pursuant to Section 4.1(b) shall be credited to the Employer Matched Account of each Participant who authorized a Pre Tax Contribution to be made on his behalf in accordance with Section 4.1(b), as of the last day of the pay period in which occurs the pay date to which such contributions relate or as soon as practicable thereafter.

(iii)	The Employer’s HMI Employer Regular Contribution for the Plan Year beginning January 1, 1991 and ending December 31, 1991, made pursuant to Section 4.1(c), shall be credited directly to the HMI Employer Regular Account of each Participant employed by Health Maintenance of Indiana, Inc., as of the last day of the Plan Year.

(iv)	The Employer’s Raff-Hughes Employer Regular Contribution for the Plan Year, made pursuant to Section 4.1(d), shall be credited directly to the Raff-Hughes Employer Regular Account of each Participant employed by Raffensperger, Hughes & Co., Inc. as of the last day of the Plan Year, based on the ratio that each such Participant’s Compensation bears to the total Compensation of all Participants employed by Raffensperger, Hughes & Co., Inc.

(v)	The Employer’s QNEC for the Plan Year, made pursuant to Section 4.1(e), shall be credited as of each Plan Year directly to the QNEC Accounts of Eligible Participants who are not Highly Compensated Eligible Participants and who are designated to receive such a contribution as of the last day of the Plan Year.

(c)	Post 1986 After Tax Contributions. Participants’ Post 1986 After Tax Contributions made pursuant to Section 4.2 and before January 1, 1993, were forwarded to the Trustee and credited directly to the Post 1986 After Tax Contribution Account of each Participant who has made Post 1986 After Tax Contributions as soon as such amounts can be reasonably segregated from the general assets of the Employer. Post 1986 After Tax Contributions were credited as of the last day of the month in which occurs the pay date to which they relate.

(d)	Deemed Date of Allocation. All credits or deductions made under this Article to Participants’ accounts shall be deemed to have been made no later than the last day of the Plan Year though actually determined thereafter.

5.3	Account Adjustments (Effective for Valuation Dates on or After January 1, 1994). The Accounts of Participants, Former Participants and Beneficiaries shall be adjusted by valuing all assets of the Trust following the end of each business day during the Plan Year in the following manner.

(a)	Adjustments.

(i)	The Pension Committee shall first compute the net asset value of securities and/or other assets comprising each investment fund, designated by the Pension Committee for direction of investment by Participants, Former Participants and Beneficiaries. This net asset value shall be equal to the market price of the investment fund on the prior business day applied to the net asset value as of the close of business on the current business day.

(ii)	The recordkeeper, at the direction of the Pension Committee, shall, following the computation of the net asset value, assign a gain or loss to each Participant’s Account.

(iii)	The Trustee shall then account for any requests for additions or withdrawals made to or from a specific designated investment fund by any Participant and received by the Trustee prior to the stated deadline on such business day.

In completing the valuation procedure described above, such adjustments in the amounts credited to such Accounts shall be made on the business day to which the investment activity relates. No admissions to Investment Funds made pursuant to the Plan shall be taken into account until the date such contribution was both actually paid to the Trustee and credited to the Participant’s Accounts. It is intended that this Section 5.3(a)(iii) operate to distribute among the Participant’s Accounts all income of the Trust Fund and changes in the value of the Trust Fund’s assets.

(iv)	In addition to the above paragraph (iii), in the event a pooled investment fund is created as a designated fund for Participant investment election in the Plan, valuation of the pooled investment fund shall be governed by the administrative services agreement for such pooled investment fund.

(b)	Crediting of Employer Contributions.

(i)	The Employer’s Before Tax Contributions for the Plan Year made pursuant to Section 4.1(a) shall be forwarded to the Trustee and credited directly to the Before Tax Account of each Participant who authorized Before Tax Contributions as soon as such amounts can be segregated from the general assets of the Employer.

(ii)	The Employer’s Employer Matched Contributions for the Plan Year made pursuant to Section 4.1(b) shall be credited as soon as administratively feasible to the Employer Matched Account of each Participant who authorized a Before Tax Contribution to be made on his behalf in accordance with Section 4.1(b).

(iii)

The Employer’s Raff-Hughes Employer Regular Contribution for the Plan Year, made pursuant to Section 4.1(d), shall be credited directly to the Raff-Hughes Employer Regular Account of each Participant employed by

Raffensperger, Hughes & Co., Inc. on the last day of the Plan Year based on the ratio that each such Participant’s Compensation bears to the total Compensation of all Participants employed by Raffensperger, Hughes & Co.

(iv)	The Employer’s QNEC for the Plan Year, made pursuant to Section 4.1(e), shall be credited as of each Plan Year directly to the QNEC Accounts of Eligible Participants who are not Highly Compensated Eligible Participants and who are designated to receive such a contribution.

(c)	Deemed Date of Allocation. All credits or deductions made under this Article to Participants’ Accounts shall, for all purposes other than the allocation of Income, be deemed to have been made no later than the last day of the Plan Year though actually determined thereafter.

5.4	Maximum Annual Additions. Effective January 1, 2002, except for catch-up contributions permitted under Section 4.1(a)(v) of the Plan, the maximum Annual Additions that may be contributed or allocated to a Participant’s Accounts under the Plan for any Limitation Year shall not exceed the lesser of:

(i)	$40,000, as adjusted for increases in the cost of living under Section 415(d) of the Code, or

(ii)	100 percent of the Participant’s compensation, as defined below, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

“Compensation” is the Participant’s wages, salaries, fees and other amounts paid or made available for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips and bonuses but (in accordance with regulations prescribed by the Secretary of Treasury) excluding:

(A)	Contributions made by the Employer to a non-qualified plan of deferred compensation to the extent that such are not included in the gross income of the Participant in the year made; Employer contributions to simplified employee pension plans which are deductible by the Participant; and any distributions from any such plan other than an unfunded non-qualified plan;

(B)	Amounts realized from the exercise of a non-qualified stock option or when restricted stock either becomes freely transferable or free from a substantial risk of forfeiture;

(C)	Amounts realized from the disposition of stock acquired under a qualified stock option;

(D)	Other amounts which receive special tax benefits; and

(E)	For Plan Years beginning on or before January 1, 1994, any amount in excess of $200,000 (as adjusted annually by the Secretary of the Treasury for increases in the cost of living) (effective January 1, 1994, $150,000, as adjusted).

Effective January 1, 1998, compensation, for purposes of this Section, shall include a Participant’s Before Tax Contributions and any other salary reductions under a Code Section 125 plan maintained by the Employer. Effective for Plan Years beginning on and after January 1, 2001, compensation, for purposes of this Section, shall include elective amounts that are not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code.

The compensation limitation referred to shall not apply to:

(i)	Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as Annual Additions, or

(ii)	Any amount otherwise treated as Annual Additions under Section 415(1)(1) of the Code.

The defined contribution dollar limitation shall mean $30,000 (as adjusted pursuant to Section 415(d) of the Code). All defined contribution plans of the Employer and Affiliates shall be treated as one plan for purposes of these limitations. If allocations to any of the defined contribution plans maintained by the Employer or any Affiliates on behalf of a Participant for any Limitation Year would cause the limitations set forth above to be exceeded, contributions under this Plan shall be reduced first to the extent necessary and then under any other defined contribution plans of the Employer or Affiliates.

For purposes of this Section 5.4, all defined contribution plans maintained by the Employer shall be treated as one defined contribution plan.

For Plan Years beginning before January 1, 2000 and notwithstanding any other provision of the Plan to the contrary, the total Annual Additions on behalf of a Participant for a Limitation Year shall not cause the sum of that Participant’s defined contribution plan fraction and defined benefit plan fraction (as those terms are defined in Section 415(e) of the Code) to exceed 1.0. If the sum of such fractions would exceed 1.0 for any Limitation Year, the excess amount will be eliminated first by making appropriate adjustments under any defined benefit plan maintained by the Employer, then under this Plan and then under any other defined contribution plans maintained by the Employer or Affiliates.

If the total Annual Additions on behalf of a Participant for a Limitation Year would exceed the limitations described herein as a result of a reasonable error in determining the amount of Before Tax Contributions that a Participant may make without violating the requirements of Section 5.3 or as a result of a reasonable error in estimating a Participant’s compensation for purposes of this Section, the Post 1986 After Tax Contribution of the Participant, if any, and if necessary any excess Before Tax Contributions, may thereafter be distributed to the Participant to the extent that such distribution would reduce the excess Annual Additions as permitted under Section 415 of the Code. If Post 1986 After Tax Contributions are so distributed, such amounts shall be disregarded under Section 4.8 and 4.9. If Before Tax Contributions are so distributed, such amounts shall be disregarded under Section 4.6, 4.7 and 4.9 and for purposes of the limitations of Section 402(g) of the Code. If Before Tax Matched Contributions must be distributed, any Employer Matched Contribution allocated to a Participant’s Account because of such Before Tax Matched Contributions shall be placed in a suspense account for the Participant and allocated during the next Plan Year. If after the distribution or placement in suspense of Before Tax Contributions, Post 1986 After Tax Contributions and Employer Matched Contributions, the Annual Additions would exceed the limitation described herein, discretionary contributions allocated to a Participant’s Employer Account shall be withdrawn from the Participant’s Account and placed in a suspense account and will be allocated to all Participants eligible for a discretionary contribution in the next Plan Year based on the ratio that each such Participant’s Compensation bears to the Compensation of all Participants eligible for such discretionary contributions.

5.5	No Rights Created by Allocation. Any allocation made and credited to the account of a Participant, Former Participant or Beneficiary under this Article shall not cause such Participant, Former Participant or Beneficiary to have any right, title or interest in or to any assets of the Trust Fund except at the time or times, and under the terms and conditions, expressly provided in this Plan.

ARTICLE VI

PAYMENT OF BENEFITS

6.1	Retirement or Disability. If a Participant’s employment is Terminated by reason of his Retirement or Disability, then such Participant shall be entitled to receive the entire amount credited to his Accounts in the manner and at the time provided in Sections 6.6 and 6.7.

6.2	Death. In the event that the Termination of employment of a Participant is caused by his death, or in the event that a Participant or Former Participant who is entitled to receive distributions pursuant to Section 6.1 or 6.3 dies prior to receiving the full amount of such distributions, the entire amount credited to his Accounts shall be paid to his Beneficiary in the manner and at the time provided in Sections 6.6 and 6.7, but only after receipt by the Pension Committee of acceptable proof of death.

6.3	Other Termination of Employment. If a Participant’s employment is Terminated by reason of other termination of employment, then such Participant shall be entitled to receive the entire amount credited to his Before Tax Account, Rollover Account, Post 1986 After Tax Contribution Account, Pre 1987 After Tax Contribution Account, QNEC Account, Employer Matched Account and Employer Account and the vested percentage of his HMI Employer Regular Account and Raff-Hughes Employer Regular Account, in the manner and at the time provided in Sections 6.6 and 6.7.

6.4	Vesting. Unless otherwise provided in an Exhibit, a Participant shall have a fully vested and non-forfeitable interest in all of his Accounts other than his HMI Employer Regular Account and Raff-Hughes Employer Regular Account. A Participant’s vested interest in his HMI Employer Regular Account or Raff-Hughes Employer Regular Account shall be determined in accordance with the following schedule:

12 Month Period of Service	Vested Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

A Participant who is employed by the Employer or an Affiliate upon attainment of Normal Retirement Age shall be 100% vested in his HMI Employer Regular Account and Raff-Hughes Employer Regular Account.

6.5	Disposition of Forfeitures. Upon Termination of employment pursuant to Section 6.3, the vested percentage of a Participant’s Accounts shall be distributed in accordance with Sections 6.6 and 6.7 and any nonvested portion of the Participant’s Account shall be transferred to a forfeiture suspense account. Such amount shall be forfeited as soon as administratively feasible following a Period of Severance equal to five consecutive years. A Participant whose vested interest in any of his Accounts upon Termination of employment is zero shall be deemed to have received a distribution of such amount.

Gain or loss shall be allocated to such forfeiture suspense account in accordance with Article VII. All amounts credited to a forfeiture suspense account shall continue to be held until a forfeiture occurs pursuant to this Section 6.5 and shall receive allocations of gain or loss pursuant to Article VII. Neither the Participant whose interest has been forfeited as provided in this Section 6.5, nor his beneficiary, executor administrator or other person claiming on his behalf shall thereafter be entitled to any such forfeited interest. The amounts forfeited under the provisions of this Section 6.5 shall be applied as soon as possible to reduce Matching Contributions under the Plan, and for all purposes of the Plan, including allocation, shall be treated as an Employer contribution for the Plan Year in which they are so applied.

In the event of a Participant’s reemployment prior to incurring a Period of Severance equal to five (5) consecutive years, any amount credited to his forfeiture suspense account shall be restored to his Account as of the date of his reemployment.

A Participant who terminated his employment with the Company and its Affiliates and is only reemployed after incurring a Period of Severance equal to five (5) consecutive years shall not have any forfeiture restored to his Account.

6.6	Time of Payment of Benefits.

(a)	Subject to subsection (d), a distribution to a Participant of his Accounts due to Retirement or Disability pursuant to Section 6.1 shall be made as soon as administratively feasible following receipt by the Pension Committee of the appropriate notice and shall be valued as of the last completed Valuation Date preceding the distribution.

(b)	Distribution of a Participant’s Accounts, payable on account of the death of a Participant or Former Participant pursuant to Section 6.2, shall be distributed as soon as administratively feasible following the earlier of (i) receipt by the Pension Committee of the appropriate form; or (ii) the end of the three-month period commencing on the date the Pension Committee is notified of such death but no later than December 31 of the year which includes the fifth anniversary of the Participant’s death. The distribution shall be valued as of the last completed valuation preceding the distribution. However, if such distribution had already commenced in the form of payments over a period permitted under Section 6.7, the remaining benefits may be distributed over such period, at least as rapidly as payments were made to the Participant. Notwithstanding the foregoing, if a Participant or Former Participant’s Beneficiary is the surviving Spouse, then a distribution on account of the death of the Participant or Former Participant must commence no later than December 31 of the calendar year in which the Participant or Former Participant would have attained age 70-1/2, valued as of the last completed valuation date preceding the distribution.

(c)	Subject to subsection (d) of this Section 6.6, a distribution to a Participant of the vested percentage of his Accounts payable on account of other Termination of employment pursuant to Section 6.3, shall be made as soon as administratively feasible following receipt by the Pension Committee of the appropriate form and shall be valued as of the last completed valuation preceding the distribution.

(d)	If the vested percentage of a Participant’s Accounts exceeds $3,500 or, effective January 1, 1998, $5,000, no distribution from a Participant’s Accounts may be made prior to a Participant’s Normal Retirement Date (other than as a result of death) without obtaining the Participant’s consent, as may be required by the Code and applicable regulations thereunder, to such distribution being made prior to his Normal Retirement Date. If the Former Participant does not consent to such distribution, benefits shall remain in the Trust Fund and shall continue to receive Income allocations pursuant to Section 5.3(a) and shall not be distributed to the Participant (or his Beneficiary) until receipt by the Pension Committee of the appropriate distribution request form, valued as of the completed valuation date preceding the filing of such form, subject to Section 6.6(f).

No such consent shall be valid unless the Participant has been furnished not more than 90 days nor less than 30 days prior to the date as of which the distribution is to be made with notice of his right to defer the distribution until the Participant attains his Normal Retirement Date and a statement as to the effect of such a deferral on the Former Participant’s rights under the Plan. Notwithstanding this minimum notice period, a Participant may, after being advised of his right to defer the distribution and of his right to consider his distribution options for a minimum of 30 days, elect in writing to the Pension Committee to waive the 30 day minimum period between receipt of such notice and the distribution, provided that, except as otherwise permitted by the Code, under no circumstances may payment commence before conclusion of a seven (7) day period beginning on the date the notice is provided to the Participant.

Effective as of March 28, 2005, in the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 6.6(d), if the Participant does not elect to have such distribution paid directly into an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Pension Committee shall pay the distribution in a direct rollover to an individual retirement plan designated by the Pension Committee.

(e)	Notwithstanding any other provision of this Plan to the contrary, unless the Participant or Former Participant elects otherwise, payment of benefits under this Plan shall commence not later than sixty (60) days after the close of the Plan Year in which the latest of the following events occurs: (a) the Participant or Former Participant attains age 65; (b) the tenth (10th) anniversary of the Plan Year in which the Participant or Former Participant commenced participation in the Plan; or (c) the Termination of the Participant’s service with the Employer.

(f)	Notwithstanding any other provisions of this Plan to the contrary (including, but not limited to, Section 6.6(d) of this Plan) distribution of a Participant’s Accounts, following his attainment of age 70-1/2, must commence no later than April 1 of the calendar year following the calendar year in which the Participant or Former Participant attains age 70-1/2; provided, however, that distributions to any Participant who (i) has attained age 70-1/2 before January 1, 1988 or after December 31, 1998 and (ii) is not a five percent (5%) owner of the Employer (as defined in Section 416(i)(B) of the Code) shall not be required to be made until the April 1 immediately following the Plan Year during which occurs his Termination of Service. Distribution shall be made in accordance with the minimum distribution requirements under Section 401(a)(9) of the Code that is incorporated by reference including the regulations issued pursuant thereto and shall be made in accordance with the minimum distribution incidental benefit requirements under Prop. Treas. Reg. § 1.401(a)(9)-2. Notwithstanding the foregoing, a distribution made under this Plan for the sole purpose of satisfying the requirements set forth in Section 6.6(f), shall be made in a single lump sum payment.

(g)

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

6.7	Mode and Method of Payment of Benefits. Any amount to which a Participant, Former Participant or Beneficiary shall become entitled to hereunder shall be distributed in cash in accordance with one of the following forms of distribution as elected by the Participant:

(a)	With respect to distributions commencing before January 1, 2006, equal quarterly or annual installments over a period of time not to exceed the life expectancy of the Participant, or the joint life expectancy of the Participant and his Beneficiary.

(b)	With respect to distributions commencing before January 1, 2006, equal quarterly or annual installments over a period of 10 years.

(c)	Single lump sum payment.

Notwithstanding the foregoing and except as provided in Section 6.12, the following special distribution rules shall apply:

(i)	A Participant who previously participated in Merged Plans shall be subject to the provisions of the applicable Merged Plan and the provisions set forth in the applicable Plan Exhibit.

(ii)	All distributions shall satisfy the incidental death limitations of Section 401(a)(9)(G) of the Code, including the minimum distribution incidental benefit requirement and the pre-retirement incidental benefit requirement as set forth in Treas. Reg. 1.401-1(b)(ii) by payment in a lump sum.

(iii)	With respect to a Participant who formerly participated in the Raff-Hughes Plan, to the extent that any portion of the Participant’s Accounts transferred to this Plan from the Raff-Hughes Plan cannot be valued as of the date the Participant’s Accounts are to be distributed under this Article VI, that portion of the Participant’s Accounts shall be distributed in kind rather than in cash.

(iv)	Effective as of June 1, 2002, distributions made in accordance with this Section 6.7 shall be made in cash; provided, however, that if a Participant, Former Participant or Beneficiary elects to receive his benefits in a single lump sum payment, then the Participant, Former Participant or Beneficiary may, by giving prior written notice to the Trustee in the form and manner and within such time limit as the Trustee shall prescribe, elect to have the distribution of the entire portion, if any, of a Participant’s Accounts held in the WellPoint Stock Fund paid in whole shares of WellPoint Stock with fractional shares and any uninvested funds held in his name in the WellPoint Stock Fund paid in cash.

This Section 6.7 shall be effective November 1, 2001.

6.8	Designation of Beneficiary. Each Participant or Former Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are to be paid if he dies before receipt of such benefits. Each Beneficiary designation shall be made on a form prescribed or accepted by the Pension Committee and will be effective only when filed with it during the Participant’s or Former Participant’s lifetime. Each Beneficiary designation filed with the Pension Committee will cancel all Beneficiary designations previously filed with it by that Participant or Former Participant. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary. In case of a Participant whose accounts were transferred to this Plan from the Acordia 401(k) Long Term Savings Investment Plan pursuant to Section 3.8, a Beneficiary designation made by the Participant pursuant to the terms of the Acordia 401(k) Long Term Savings Investment Plan shall be treated as a Beneficiary designation made under this Plan. In addition, the most recent beneficiary designation made by a Participant while participating in Merged Plan XX (the Prior WellPoint Plan) shall remain in effect unless or until the Participant revokes such Beneficiary designation or unless such Beneficiary designation would otherwise be revoked according to the terms of this Plan.

Notwithstanding the foregoing, the surviving Spouse of a Participant or Former Participant shall be deemed to be the Participant’s or Former Participant’s designated Beneficiary, and shall be entitled to receive in a lump sum any distribution on account of the Participant’s or Former Participant’s death, unless the Participant or Former Participant designates a Beneficiary other than the surviving Spouse and such surviving Spouse consents irrevocably in writing to the designation of such Beneficiary and the Spouse’s consent acknowledges the effect of such designation and is witnessed by a notary public. The requirements of this paragraph may be waived if it is established to the satisfaction of the Pension Committee that the consent may not be obtained because there is no Spouse or because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulation.

In the event that the Participant failed to designate a Beneficiary or is predeceased by all designated primary and contingent beneficiaries, death benefits under this Plan shall be payable to his surviving Spouse, if any, and if none to the Participant’s estate.

6.9	Withdrawals. A Participant may make withdrawals from his Accounts, valued as of the last Valuation Date.

(a)

Hardship Withdrawal. A Participant may withdraw: (i) up to 100% of the value of his Before Tax Contributions; (ii) income allocated to his Before Tax Account as of December 31, 1988; and (iii) up to 100% of the portion of his Employer Matched Account attributable to pre-2006 Employer Matched Contributions, his Rollover Account and his Employer Account on account of an immediate financial hardship as defined below. Any qualified matching contributions used to satisfy the ADP/ACP safe harbors under Treas. Reg. § 1.401(k)-3(c)(3) may not be withdrawn on account of an immediate financial hardship. A Participant may make only one hardship withdrawal in any six month period. The minimum amount of any hardship withdrawal shall be $1,000.

A withdrawal in the case of an immediate financial hardship shall only be permitted if it is not in excess of the amount of the immediate and heavy financial need of the Participant, as evidenced in documentation that is satisfactory to the Pension Committee and if the Pension Committee determines that the withdrawal is necessary in light of immediate and heavy financial needs of the Participant due to:

(A)	medical expenses described in Section 213(d) of the Code and incurred by the Participant, his Spouse, or any of the Participant’s dependents (as defined in Section 152 of the Code and, effective January 1, 2005, without regard to Section 152(d)(1)(B) of the Code), or expenses necessary for these individuals to obtain medical care described in Section 213(d) of the Code, as long as such expenses are ineligible for reimbursement under any health care plans and as long as the Participant submits the expense for a hardship withdrawal within six months of the date the medical service was rendered or purchased;

(B)	costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(C)	the payment of tuition and related educational fees (including applicable room and board) for the next twelve-months of post-secondary education for the Participant, his Spouse, children or dependents (as defined in Section 152 of the Code and, effective January 1, 2005, without regard to Section 152(d)(1)(B) of the Code);

(D)	payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(E)	effective January 1, 2006, payment for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B)); or

(F)	effective January 1, 2006, expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

A withdrawal shall be treated as necessary to satisfy an immediate and heavy financial need of the Participant only to the extent the amount of the withdrawal is not in excess of the amount required to satisfy the financial need.

A withdrawal shall not be treated as necessary to satisfy an immediate and heavy financial need of the Participant to the extent the need may be relieved from other resources that are reasonably available to the Participant. For purposes of this section, the Participant’s resources shall be deemed to include those assets of the Participant’s spouse and minor children that are reasonably available to the Participant. However, property held for the Participant’s child under an irrevocable trust or under the Uniform Gifts to Minors Act (or comparable State law) shall not be treated as a resource of the Participant.

For purposes of this section, an immediate and heavy financial need generally shall be treated as not capable of being relieved from other resources that are reasonably available to the Participant, if the Pension Committee relies upon the Participant’s representation (made in writing or such other form as may be prescribed by the Commissioner), unless the Pension Committee has actual knowledge to the contrary, that the need cannot reasonably be relieved—

(A)	through reimbursement or compensation by insurance or otherwise;

(B)	by liquidation of the Participant’s assets;

(C)	by cessation of elective contributions or employee contributions under the Plan;

(D)	by other currently available distributions (including distribution of ESOP dividends under section 404(k)) and nontaxable (at the time of the loan) loans, under plans maintained by the Employer or by any other employer; or

(E)	by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

For purposes of this section, a need cannot reasonably be relieved by one of the actions described in paragraphs (1)-(5) above if the effect would be to increase the amount of the need. For example, the need for funds to purchase a principal residence cannot reasonably be relieved by a plan loan if the loan would disqualify the Participant from obtaining other necessary financing.

The Participant may request that any hardship distribution shall be increased by the amount the Pension Committee reasonably determines to be the tax liability (Federal, state, or local) the Participant will incur because of the distribution but not in excess of the Participant’s Account balance.

Withdrawals due to financial hardship shall be permitted only if the following conditions are satisfied:

(A)	A Participant shall have obtained all other withdrawals and nontaxable loans, if any, available to him under the Plan and under all other Employer plans;

(B)	If a Participant makes a hardship withdrawal under subsection 6.9(a)(i) or 6.9(a)(ii) or a Participant effects a withdrawal under any non-qualified deferred compensation plan maintained by the Employer, the Employer shall be precluded from making Before Tax Contributions and Employer Matched Contributions on the Participant’s behalf and the Employee shall be prohibited from making Post 1986 After Tax Contributions to this Plan and employee contributions to all other plans of the Employer coincident with or next following the date that is 6 months (12 months prior to June 1, 2002) from the date on which the withdrawal is received by the Participant. All other plans of the Employer shall mean all qualified and nonqualified plans of deferred compensation maintained by the Employer, including any of the Merged Plans under which voluntary Employee after-tax contributions were permitted. A Participant whose participation in the Plan is suspended shall be required to reenroll in the Plan at the end of the suspension period in order to resume Before Tax Contributions to the Plan; and

(C)	If a Participant makes a hardship withdrawal under subsection 6.9(a)(i) or 6.9(a)(ii), the Employer shall not make, and the Participant shall not authorize the Employer to make, Before Tax Contributions on the Participant’s behalf for the Plan Year immediately following the Plan Year of such withdrawal in an amount in excess of the applicable dollar limitation imposed by Section 4.1(a)(iii) (and as described in Section 402(g) of the Code), reduced by the amount of the Participant’s Before Tax Contributions in the Plan Year in which such withdrawal is made.

(b)	Withdrawal of Post 1986 and Pre 1987 After Tax Contribution Accounts. A Participant may make a withdrawal from his Post 1986 After Tax Contribution Account and Pre 1987 After Tax Contribution Account for any reason, including Income attributable to such account.

(c)	Attainment of Age 59-1/2. Except as provided in subsection (d)(1), a Participant may withdraw up to 100% of the vested percentage of all his Accounts, including Income attributable to such Accounts, for any reason upon attainment of age 59-1/2.

(d)	General Rules. The withdrawals under this Section 6.9 shall be subject to the following requirements:

(A)	In no event may a Participant make a withdrawal from his QNEC Account, HMI Employer Regular Account Raff-Hughes Employer Regular Account.

(B)	A request for a withdrawal shall be processed as soon as administratively feasible following receipt of the withdrawal request by the Pension Committee.

(C)	The amount available for withdrawal shall be determined as of the Valuation Date preceding the withdrawal, but in no event may a Participant withdraw more than the amount then standing in the applicable account as of the date of withdrawal.

(D)	A withdrawal shall be charged to the Participant’s Accounts in accordance with rules promulgated by the Pension Committee from time to time and communicated to Participants.

(E)	All withdrawals pursuant to this Section 6.9 shall be paid in cash in a lump sum; provided, however, that a Participant may, by giving prior written notice to the Trustee in the form and manner and within such time limit as the Trustee shall prescribe, elect to have that entire portion of his withdrawal which is charged against the WellPoint Stock Fund paid in whole shares of WellPoint Stock, with the value of any fractional shares and any uninvested funds held in his name in the WellPoint Stock Fund paid in cash.

(F)	In no event shall the funds in an Employer Matched Account be available for a hardship withdrawal.

(e)	Processing of Withdrawals. All withdrawals shall be processed on a pro-rata basis from the funds in which a Participant’s Accounts are invested, in accordance with rules promulgated by the Pension Committee from time to time and communicated to Participants.

6.10	Loans to Participants. The Pension Committee may direct the Trustee to lend a Participant an amount not in excess of the lesser of (i) 50% of his vested Accounts or (ii) $50,000 (reduced by the excess, if any, of the highest outstanding balances of all other loans from the Plan during the one-year period ending on the day before the loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made), determined as of the last completed valuation coincident with or immediately preceding the date the Participant applies for the loan. The Participant may have up to three loans outstanding at any time. Subject to the rules of the Pension Committee as set forth below, the Trustee, upon application by a Participant, may make a loan to such Participant for any purpose.

In addition to such rules as the Pension Committee may adopt, all loans shall comply with the following terms and conditions:

(a)	An application by a Participant for a loan from the Plan shall be made to the Pension Committee whose action thereon shall be final.

(b)

The period of repayment for any loan shall be determined by mutual agreement between the Pension Committee and the borrower, but such period shall not exceed five years except for a loan used to acquire the Participant’s principal residence. Loans used to acquire a Participant’s principal residence shall not exceed fifteen (15) years, except as otherwise provided under the terms of a merged plan for loans outstanding at the time of merger. The minimum loan term shall be six months. All loan terms greater than one year shall be in multiples of one year. Repayment of interest and principal shall be according to a substantially level amortization schedule of payments beginning as soon as administratively feasible following receipt of the loan. Repayment of interest and principal shall be by payroll deduction, except for those Participants who are not receiving a paycheck or who are laid off with recall rights, with respect to whom a loan repayment check shall be due in accordance with the amortization schedule in effect. Loans may be prepaid in full at any time without penalty. Loan repayments shall be allocated to a Participant’s Accounts in reverse order to those Accounts from which the loan was distributed as set forth in Section 6.10(j) below and shall be invested pursuant to a Participant’s current investment elections. If a Participant has no investment election in effect with respect to an Account to which a loan repayment is allocated, the Trustee shall invest the loan repayment in an Investment Fund designated from time to time by the Pension Committee or its designees.

(c)	Each loan shall be made against collateral being the assignment of the borrower’s right, title and interest in and to the Trust Fund to the extent of the borrowed amount, supported by the borrower’s collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

(d)	Subject to the regulations of the U.S. Department of Labor, each loan shall bear interest equal to the prime lending rate listed by Reuters as of the date on which the loan was approved plus one percent or such other rate determined by the Pension Committee.

(e)	The minimum amount available for any loan is $1,000.00 or such other amount as established by the Pension Committee.

(f)	The procedure to be followed by a Participant in applying for a loan shall be determined by the Pension Committee and documented by a duly approved set of rules of the Pension Committee. Loans made under certain Merged Plans prior to the merger of such a plan into the Plan have been determined in accordance with procedures set forth in the applicable Exhibit, or, in some situations, in accordance with loan procedures previously applicable to such Merged Plans.

(g)	A loan shall not be made in an amount that would result in a payroll deduction for the Participant greater than the amount of the Participant’s net pay (after all other deductions).

(h)

In the event of (i) default on the loan or (ii) the Participant’s Termination of employment prior to repayment of the entire loan balance, the Participant shall have the option to repay the remaining loan balance in full no later than two weeks (three months, effective for loans outstanding on or after December 31, 1993) following the default or the Participant’s Termination of employment, whichever is applicable. If the loan is not repaid, there shall be distributed to the

Participant upon his Termination of employment the sum of (i) the value of the Participant’s Accounts without regard to the amount of any outstanding loan (including any accrued interest thereon) plus (ii) the Participant’s promissory note. Notwithstanding the foregoing, if the sum of (i) and (ii) exceeds $3,500 or, effective January 1, 1998, $5,000, then such amount shall be distributed to the Participant only in accordance with Section 6.6(d) hereof. If the Participant does not consent to take a full distribution of the sum of (i) plus (ii), there shall be distributed to the Participant the promissory note and the remaining value of the Participant’s Accounts shall be distributed in accordance with Section 6.6(d).

(i)	Notwithstanding anything herein to the contrary, the Pension Committee may direct the Trustee to lend a Former Participant who is a “party in interest” as that term is defined in Section 3(14) of ERISA, an amount not to exceed the amount set forth in the first paragraph of Section 6.10. In such case, the rules set forth in Section 6.10 shall apply to such loan, provided, however, that repayment of such loan shall not be by payroll deduction. Repayment shall be made by the Former Participant by check or money order payable to the Trustee, based on a monthly repayment schedule established by the Pension Committee when the Former Participant makes application for the loan.

(j)	All loans shall be processed in accordance with procedures promulgated from time to time by the Pension Committee and communicated to Participants.

(k)	All loans shall comply with the Plan’s Participant Loan Procedures adopted from time to time by the Pension Committee, which shall be deemed to constitute a part of this Plan.

(l)	Each loan approved shall be subject to a loan fee as set forth in the Loan Procedures.

(m)	In order to facilitate the merger of Merged Plan XX into this Plan effective December 31, 2005 and the corresponding change of Plan recordkeeper, no loans shall be available under this Plan to a Participant during the period beginning on or about December 23, 2005 and ending on or about January 3, 2006.

6.11	Direct Rollover Option. (Effective for distributions made on or after January 1, 1993)

A distributes may elect, at the time and in the manner prescribed by the Employer, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributes in a direct rollover. For purposes of this paragraph, the following terms shall be defined as follows:

(a)

An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributes, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributes or the joint lives (or joint life expectancies) of the distributes and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; a withdrawal made to a Participant who has not reached age 59 1/2 on or after January 1, 1999 under Section 6.9; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Effective January 1, 1999, an eligible rollover distribution does not include any hardship withdrawals, as defined in Section 401(k)(2)(B)(i)(IV) of the Code, which are attributable to the distributee’s elective contributions under Treas. Reg. § 1.401(k)-1(d)(2)(ii).

(b)	An “eligible retirement plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c)	A “distributee” includes an Employee or Former Employee. In addition, the Employee’s or Former Employee’s surviving spouse and the Employee’s or Former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(d)	A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

6.12	Elimination of Annuity Option. Notwithstanding anything set forth in any Merged Plan Exhibit to the contrary and effective on and after November 1, 2001, the distribution options described in Section 6.7 shall be the only options available under this Plan for a Participant, including a Participant who previously participated in a Merged Plan; provided, however, that under no circumstances shall this Section be applicable to a Participant with respect to any distribution with a benefit commencement date earlier than the ninetieth (90th) calendar day after the date the affected Participant has been provided notice that the distribution options described in Section 6.7 are the only distribution options permissible under this Plan; provided, further, that this Section shall also not apply to any Merged Plan which before its merger into this Plan was subject to the requirements of Section 412 of the Code and was not an employee stock ownership plan.

6.13	Temporary Suspension of Distributions and Withdrawals. Notwithstanding anything in this Article VI to the contrary and in order to facilitate the merger of Merged Plan XX into this Plan effective December 31, 2005 and the corresponding change of Plan recordkeeper, no distributions or withdrawals shall be made or permitted during the period beginning on or about December 23, 2005 and ending on or about January 3, 2006 with respect to Participants who have Account balances in this Plan prior to January 1, 2006.

6.14	Special Rules for Money Purchase Plan Account Balances. If any portion of a Participant’s Accounts are attributable to a plan which is subject to Code Section 401(a)(11)(B)(ii), then all said Participant’s Accounts shall be subject to the notice, spousal consent and distribution requirements of said Code Section.

ARTICLE VII

TRUST FUND

7.1	Exclusive Benefit of Eligible Employees and Beneficiaries. All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. All assets of the Trust Fund, including investment Income, shall be retained for the exclusive benefit of Participants, Former Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer. Except as provided in Sections 4.4 or 12.2 or as otherwise permitted by law, the assets of the Trust Fund shall not revert to or inure to the benefit of the Employer.

7.2	Investment Directions by Participants.

(a)	Investment Funds. All Accounts will be invested in the common Investment Funds that the Pension Committee may designate from time to time. The respective assets of each Investment Fund will be accounted for separately from those of each other Investment Fund and will be invested in accordance with the objectives prescribed by the Pension Committee. A portion of an Investment Fund may be invested in short-term securities issued or guaranteed by the United States of America or any of its agencies or instrumentalities or any other investments of a short-term nature, including corporate obligations or participation therein, and through the medium of any common, collective, or commingled trust fund maintained by the Trustee which is invested principally in property of the kind specified in this subsection. A portion of an Investment Fund may be maintained in cash.

(b)	Participant Direction.

(i)	Future Contributions. A Participant may direct the investment of future contributions to his Accounts among the Investment Funds by providing notice to the Pension Committee in the manner and subject to the procedures specified by the Pension Committee. A Participant may elect to change the manner in which future contributions to his Accounts are invested as of any business day by providing notice to the Pension Committee in the manner and subject to the procedures specified by the Pension Committee.

(ii)	Existing Accounts. A Participant may, effective as of any business day, elect to reallocate the value of all of his Accounts in the Plan (in accordance with a single election to be applied uniformly to all of his Accounts), in multiples of one percent (1%) among the Investment Funds, or in flat dollar amounts, or in such other manner as may from time to time be determined by the Plan Administrator to be desirable, by giving notice to the Pension Committee in the manner and subject to the procedures specified by the Pension Committee. The Pension Committee may, on a uniform and nondiscriminatory basis, adopt such rules and procedures as it deems necessary to limit the frequency with which Participants may reallocate the value of the their Accounts.

(iii)	Effective Date of Investment Elections. Notwithstanding the foregoing, the Pension Committee is not obligated to effect investment election changes as of the business day the Participant gives notice of the change to the Pension Committee; the Pension Committee is only obligated to apply its best efforts to effectuate the Participant’s investment election as soon as administratively feasible.

(iv)	Failure to Direct Investments. If a Participant fails to make an investment election with respect to any amounts allocated to his Accounts, including amounts contributed to the Plan pursuant to Section 4.1 (Employer Contributions), Section 4.10 (Rollovers), and amounts transferred to the Plan from a Merged Plan, the Trustee shall invest the amounts in an Investment Fund designated from time to time by the Pension Committee or its designees.

(c)	Effect of Participant Direction on Fiduciaries. When a Participant exercises his option to direct the investment of his Accounts in accordance with this Section, then to the extent permitted by ERISA, no person who is otherwise a fiduciary under the Plan shall be liable under ERISA for any loss, or by reason of any breach, that results from the Participant’s exercise of that option.

7.3	Acordia Stock (on and after September 1, 1995 and before June 2, 1997). For the period between September 1, 1995 and June 2, 1997, Participants were permitted to direct the investment of their Accounts into common stock of Acordia, Inc. Effective June 2, 1997, this investment option was discontinued.

7.4	WellPoint Stock Effective June 1, 2002, WellPoint Stock is added as an investment option and the following special rules shall become applicable:

(a)

Voting Rights. Each Participant (or Beneficiary of a deceased Participant) is designated, for purposes of this Section 7.3(a), a “named fiduciary” (within the meaning of ERISA) with respect to the shares of WellPoint Stock credited to his Accounts, and he shall have the right to direct the Trustee with respect to the voting of the shares of WellPoint Stock credited to his Accounts on each matter brought before any meeting of shareholders; provided, however, that the right shall only apply with respect to shares of WellPoint Stock credited to the Participant’s Accounts as of the most recent Valuation Date coincident with or preceding the applicable record date. Before each meeting of shareholders, the Company shall cause to be furnished to each Participant (or Beneficiary of a deceased Participant) and to the Trustee a copy of the proxy solicitation material. At least three (3) calendar days prior to the date of the shareholders’ meeting at which such voting rights will be exercised, the Participant (or Beneficiary) may complete and file with the Trustee a written direction, in the form and manner prescribed by the Pension Committee, as to the manner in which the shares of WellPoint Stock held in his Accounts shall be voted. Upon timely receipt of the direction, the Trustee shall vote (or grant the Company’s management a proxy to vote) as directed the number of shares (including fractional shares) of WellPoint Stock held in the Participant’s Accounts, and the Trustee shall have no discretion as to the manner. The instructions received by the Trustee from Participants (or Beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Pension Committee or officers or employees of the Company or any Employer or Affiliate. For the purposes of voting WellPoint Stock, the Trustee shall combine the directions of Participants as to the voting of fractional shares allocated to their Accounts to the maximum extent possible and the Trustee shall vote the resulting aggregate of the whole shares so combined in accordance with such directions. To the extent permitted by applicable law, the Trustee shall vote any allocated WellPoint Stock with respect to any business or issue for which it lacks a specific direction from any Participant in the same proportion that it votes the shares of WellPoint Stock for which it received direction from the Participants (or Beneficiaries). The Pension Committee shall establish procedures to maintain the confidentiality of voting direction by the Participants and their Beneficiaries.

(b)

Response to Tender Offers. Each Participant (or Beneficiary of a deceased Participant) is designated, for purposes of this Section 7.3(b), a “named fiduciary” (within the meaning of ERISA) with respect to the shares of WellPoint Stock held in his Accounts, and he shall have the right to direct the Trustee as to how to respond with respect to those shares to a tender offer or to any other offer made to shareholders generally to purchase, exchange, redeem, or otherwise transfer shares; provided, however, that the right shall only apply to the WellPoint Stock held in the Participant’s Account as of the Valuation Date coincident with or immediately preceding the first day for delivering shares or otherwise responding to the tender offer to other offer. At least three (3) calendar days prior to the last date for delivering shares or otherwise responding to the tender offer or other offer, the Participant (or Beneficiary of a deceased Participant) may complete and file with the Trustee a written direction in the form and manner prescribed by the Pension Committee. Upon timely receipt of a written direction to deliver the shares of WellPoint Stock in the Participant’s Accounts in response to the tender or other offer, the Trustee shall deliver the shares to which the direction applies. The Trustee shall not deliver, in response to the tender or other offer, any shares as to which the Trustee has received a direction from a Participant (or Beneficiary) not to deliver the shares. The directions received by the Trustee from Participants (or Beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Pension Committee or officers or employees of the Company or any Employer or Affiliate. To the extent permitted by applicable law, the Trustee shall respond to the tender or other offer with respect to any shares of WellPoint Stock held in the Plan for which the Trustee has not received a specific direction from a Participant (or Beneficiary) in the same proportion that it purchases, exchanges, redeems or otherwise transfers shares of WellPoint Stock for which it received direction from Participants (or Beneficiaries).

7.5	Temporary Suspension of Investments Direction. In order to facilitate the merger of Merged Plan XX into this Plan effective December 31, 2005 and the corresponding change of Plan recordkeeper, Participants in this Plan shall not be permitted to give any investment instructions or directions under this Article VII during the period beginning on or about December 23, 2005 and ending on or about January 3, 2006. During this period when investment instructions or directions are not permitted, each Participant whose Account is invested in Investment Funds that will no longer be offered shall have his Account balance invested in those Investment Funds as determined by the Pension Committee and communicated in writing to the Participants.

ARTICLE VIII

ADMINISTRATION

8.1	Duties and Responsibilities of Fiduciaries: Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. A Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under this Plan or the Trust. In general, the Employer, shall have the sole responsibility for making the contributions provided for under Section 4.1. The Board of Directors shall have the sole authority to appoint and remove the Pension Committee and to amend or terminate, in whole or in part, this Plan or the Trust. The Pension Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust and the right to appoint and remove the Trustee and any Investment Manager which may be provided for under the Trust and to designate investment and funding policies under which the Trustee and any Investment Manager shall act. Except as provided in the Trust agreement and within the scope of any funding and investment policies designated by the Pension Committee, the Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust. It is intended that each Fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan and the Trust and generally shall not be responsible for any act or failure to act of another Fiduciary. A Fiduciary may serve in more than one fiduciary capacity with respect to the Plan (including service both as Trustee and as a member of the Pension Committee).

8.2	Allocation of Duties and Responsibilities. The Pension Committee may designate in writing persons other than its members to carry out any of its duties and responsibilities. Any duties and responsibilities thus allocated must be described in the written instrument. If any person other than an Eligible Employee of the Employer is so designated, such person must acknowledge in writing his acceptance of the duties and responsibilities thus allocated to him.

8.3	Expenses. The Employer shall pay all expenses authorized and incurred by the Pension Committee in the administration of the Plan except to the extent such expenses are paid from the Trust.

8.4	Claims Procedure.

(a)	Filing of Claim. Any Participant, Former Participant or Beneficiary under the Plan (“Claimant”), may file a written claim for a Plan benefit with the Pension Committee or with a person named by the Pension Committee to receive claims under the Plan.

(b)	Notification on Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Claimant, he shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of benefits is based. In addition, it shall contain a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. Further, the notification shall provide appropriate information as to the steps to be taken if the Claimant wishes to submit his claim for review. This written notification shall be given to a Claimant within 90 days after receipt of his claim by the Pension Committee unless special circumstances require an extension of time to process the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of said 90-day period and such notice shall indicate the special circumstances which make the postponement appropriate.

(c)	Right of Review. In the event of a denial or limitation of benefits, the Claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Pension Committee issues and comments in writing. In addition, the Claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Pension Committee provided, however, that such written request must be received by the Pension Committee (or his delegate to receive such requests) within sixty days after receipt by the Claimant of written notification of the denial or limitation of the claim. The sixty day requirement may be waived by the Pension Committee in appropriate cases.

(d)	Decision on Review.

(i)

A decision shall be rendered by the Pension Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial 60 day period), for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review.

(ii)	Notwithstanding subparagraph (i), if the Pension Committee specifies a regularly scheduled time at least quarterly to review such appeals, a Claimant’s request for review will be acted upon at the specified time immediately following the receipt of the Claimant’s request unless such request is filed within 30 days preceding such time. In such instance, the decision shall be made no later than the date of the second specified time following the Pension Committee’s receipt of such request. If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision shall be rendered not later than the third specified time of the Pension Committee following the receipt of such request for review and written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.

(iii)	Any decision by the Pension Committee shall be furnished to the Claimant in writing and in a manner calculated to be understood by the Claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based.

8.5	Records and Reports. The Pension Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants’ account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants; and annual reports and registration with the Internal Revenue Service.

8.6	Other Powers and Duties. The Pension Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(a)	discretion to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(b)	to prescribe procedures to be followed by Participants, Former Participants or Beneficiaries filing applications for benefits;

(c)	to prepare and distribute information explaining the Plan;

(d)	to receive from the Employer and from Participants, Former Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

(e)	to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

(f)	to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustees;

(g)	to appoint or employ advisors including legal and actuarial counsel to render advice with regard to any responsibility of the Pension Committee under the Plan or to assist in the administration of the Plan; and

(h)	to determine the status of qualified domestic relations orders under Section 414(p) of the Code.

The Pension Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fall to apply any requirements of eligibility for a benefit under the Plan.

8.7	Rules and Decisions. The Pension Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Pension Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Pension Committee shall be entitled to rely upon information furnished by a Participant, Former Participant or Beneficiary, the Employer, the legal counsel of the Employer or the Trustee.

8.8	Authorization of Benefit Payments. The Pension Committee shall issue proper directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

8.9	Application and Forms for Benefits. The Pension Committee may require a Participant, Former Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Pension Committee may rely upon all such information so furnished to it, including the Participant’s, Former Participant’s or Beneficiary’s current mailing address.

8.10	Facility of Payment. Whenever, in the Pension Committee’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Pension Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Pension Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as it considers advisable, which shall be a complete discharge of any liability of the Plan to the Participant or Beneficiary.

8.11

Indemnification. The Employer shall indemnity each individual who is an officer, director or Employee of the Employer and who may be called upon or designated to perform fiduciary duties or to exercise fiduciary authority or responsibility with respect to the Plan and shall save and hold him harmless from any and all claims, damages, and other liabilities, including without limitation all expenses (including attorneys’ fees and costs), judgments, fines and amounts paid in settlement and actually and reasonably incurred by him in connection with any action, suit or proceeding, resulting from his alleged or actual breach of such duties, authority or responsibility, whether by negligence, gross negligence or misconduct, to the maximum extent permitted by law, provided, however, that this indemnification shall not apply with respect to any actual breach of such duties, authority or responsibility, if the individual concerned did not act in good faith and in the manner he reasonably believed to be in (or not opposed to) the best interest of the Employer, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

8.12	Resignation or Removal of the Pension Committee. A Pension Committee member may resign at any time by giving ten days’ written notice to the Employer and the Trustee. The Board of Directors may remove any member of the Pension Committee by giving written notice to him and the Trustee. Any such resignation or removal shall take effect at a date specified on such notice, or upon delivery to the Pension Committee if no date is specified.

8.13	Notices and Forms. The Pension Committee, at its discretion may establish procedures for the submission to the Pension Committee by the Participants of the elections, designations and applications required of Participants, Former Participants and Beneficiaries by the Plan. With reasonable notice to the Participants, Former Participants and Beneficiaries, as appropriate, the Pension Committee may establish procedures for the submission of written elections, designations and applications, including applications, for a loan, withdrawal or distribution, or may provide that any of such elections, designations and applications may be made by an interactive voice response system.

The Pension Committee, at its discretion, may also direct that the Participant, Former Participant or Beneficiary shall direct any election, designation or application to the recordkeeper for the Plan named from time to time by the Pension Committee.

ARTICLE IX

MISCELLANEOUS

9.1	No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Eligible Employee, or as a right of any Eligible Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Eligible Employees, with or without cause.

9.2	Rights to Trust Assets. No Eligible Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon Termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Eligible Employee out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund.

9.3

No Alienation of Benefits. Except as may be permitted by law, and except as may be required or permitted by a qualified domestic relations order as defined in Section 414(p) of the Code, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Eligible Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

Benefits payable to an alternate payee pursuant to a qualified domestic relations order under Section 414(p) of the Code shall be paid immediately in lump sum, except that if the benefit payable to the alternate payee exceeds $5,000, the benefit shall not be distributed immediately without the alternate payee’s consent.

Notwithstanding anything contained herein to the contrary and only to the extent permitted by Section 401(a)(13) of the Code, the Pension Committee shall be permitted to offset any payment of benefits due to the Participant by any amount a Participant is required to pay to this Plan by reason of a judgment of conviction relating to a crime involving this Plan, a civil judgment entered into by a court in an action brought under the Act or a settlement between the Department of Labor and the Participant in connection with a violation (or alleged violations) of the Act; provided, however, that to the extent distributions to a participant are subject to the survivor annuity requirements of Section 205 of ERISA, the requirements for spousal consent set forth in Section 206(d)(4)(C) of ERISA shall be followed before the offset may be effected.

9.4	Discontinuance of Employer Contributions. In the event of complete discontinuance of contributions to the Plan by the Employer, the accounts of all Participants shall become fully vested and nonforfeitable as of the date of such discontinuance.

ARTICLE X

AMENDMENTS AND ACTION BY COMPANY

10.1	Amendments Generally. The Board of Directors reserves the right to make from time to time any amendment or amendments to this Plan or Trust which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Code and ERISA. The Board of Directors shall exercise its right to amend the Plan or Trust by the adoption of a resolution of the Board of Directors approving an amendment of the Plan or by authorizing an appropriate executive officer of the Company to execute amendments to the Plan on behalf of the Company.

No amendment to the Plan shall decrease a Participant’s Accounts or eliminate an optional form of distribution except as may be permitted by the Code or ERISA. No amendment to the Plan shall discriminate in favor of the Highly Compensated Eligible Participants.

10.2	Amendments to Vesting Schedule. Any amendment to the Plan which alters the vesting schedule set forth in Section 6.4 shall be deemed to include the following terms:

(a)	The vested percentage of a Participant in that portion of his HMI Employer Regular Account or Raff-Hughes Employer Regular Account under the Plan derived from Employer contributions made for Plan Years ending with or within the later of the date such amendment is adopted or the date such amendment becomes effective shall not be reduced; and

(b)	Effective January 1, 1989 with respect to Merged Plan II and otherwise effective January 1, 1991, each Participant having a Period of Service of not less than three years at the later of the date such amendment was effective shall be permitted to elect irrevocably to have his vested percentage computed under the Plan without regard to such amendment. Such election must be made within 60 days from the later of (i) the date the amendment was adopted, (ii) the date the amendment became effective, or (iii) the date the Participant is issued written notice of such amendment by the Pension Committee.

Notwithstanding the preceding sentence, no election need be provided for any Participant whose nonforfeitable percentage in his HMI Employer Regular Account or Raff-Hughes Employer Regular Account under the Plan, as amended at any time, cannot be less than such percentage determined without regard to such amendment.

10.3	Action by Company. Any action by the Company under this Plan shall be by a duly adopted resolution of its Board of Directors, or by any person or persons duly authorized by a duly adopted resolution of that Board to take such action.

ARTICLE XI

SUCCESSOR EMPLOYER AND MERGER OR

CONSOLIDATION OF PLANS

11.1	Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

11.2	Plan Assets. There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Trust Fund to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, unless each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated), and unless a duly adopted resolution of the Board of Directors authorizes such merger, consolidation or transfer of assets.

11.3	Merged Plans. If the Pension Committee or the Internal Revenue Service determines that a Merged Plan is not qualified under Section 401(a) of the Code, the assets attributable to the Merged Plan shall be distributed from the Trust as the Pension Committee deems necessary to preserve or restore the qualified status of this Plan.

ARTICLE XII

PLAN TERMINATION

12.1	Right to Terminate. In accordance with the procedures set forth herein, the Board of Directors may terminate the Plan at any time in whole or in part. To the extent permitted by the Code and regulations thereunder, in the event of the dissolution, merger, consolidation or reorganization of the Company, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Company in accordance with Section 11.1.

12.2	Liquidation of the Trust Fund. Upon the complete or partial termination of the Plan, the Accounts of all Participants affected thereby shall become fully-vested and nonforfeitable, to the extent funded, and the Pension Committee shall direct the Trustee to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective account balances. If any amounts attributable to Forfeitures shall still remain, such amounts shall be returned to the Employer.

12.3	Manner of Distribution. To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, or in securities or other assets in kind, as the Pension Committee may determine. All non-cash distributions shall be valued at fair market value at date of distribution.

ARTICLE XIII

DETERMINATION OF TOP-HEAVY STATUS

13.1	General.

Notwithstanding any other provision of the Plan to the contrary, for any Plan Year in which. the Plan is a Top-Heavy Plan or Super Top-Heavy Plan, as defined below, the provisions of this Article shall apply, but only to the extent required by Section 416 of the Code and the regulations thereunder.

13.2	Top-Heavy Plan. This Plan shall be Top-Heavy and an Aggregation Group shall be a Top-Heavy Group if as of the Determination Date for such Plan Year the sum of the Cumulative Accrued Benefits and Cumulative Accounts of Key Eligible Employees for the Plan Year exceeds 60% of the aggregate of all the Cumulative Accounts and Cumulative Accrued Benefits.

(a)	If the Plan is not included in a Required Aggregation Group with other plans, then it shall be Top-Heavy only if (i) when considered by itself it is a Top-Heavy Plan and (ii) it is not included in a Permissive Aggregation Group that is not a Top-Heavy Group.

(b)	If the Plan is included in a Required Aggregation Group with other plans, it shall be Top-Heavy only if the Required Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

13.3	Super Top-Heavy Plan. This Plan shall be a Super Top-Heavy Plan if it would be a Top-Heavy Plan under Section 13.2, but substituting 90% for 60%.

13.4	Cumulative Accrued Benefits and Cumulative Accounts. The determination of the Cumulative Accrued Benefits and Cumulative Accounts under the Plan shall be made in accordance with Section 416 of the Code and the regulations thereunder. The determination of the Plan’s Top-Heavy status shall relate to the proper Determination Date and Valuation Date.

13.5	Definitions.

(a)	“Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group.

(b)	“Determination Date” means with respect to any Plan Year, the last day of the preceding Plan Year or in the case of the first Plan Year of any plan, the last day of such Plan Year or such other date as permitted by the Secretary of the Treasury or his delegates.

(c)	“Corporation” means the Employer that adopts this Plan and all members of a controlled group of corporations (as defined in Section 414(b) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code) or affiliated service groups (as defined in Section 414(m) of the Code) of which the Employer is a part.

(d)	“Key Eligible Employee” means, effective as of January 1, 2002, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer or an Affiliate having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer or an Affiliate, or a 1-percent owner of the Employer or an Affiliate having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Eligible Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(e)	“Non-Key Eligible Employee” means those individuals who are not Key Eligible Employees and includes former Key Eligible Employees.

(f)	“Permissive Aggregation Group” means a Required Aggregation Group plus any other plans selected by the Company provided that all such plans when considered together satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code.

(g)	“Required Aggregation Group” means a plan maintained by the Employer in which a Key Eligible Employee is a participant or which enables any plan in which a Key Eligible Employee is a participant to meet the requirements of Section 401(a)(4) or Section 410(b) of the Code, (including any terminated plan which terminated within five years of the Determination Date).

(h)	“Valuation Date” means the first day of each Plan Year.

13.6	Vesting. For each Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, a Participant who is credited with one Hour of Service in any Plan Year in which the Plan is Top-Heavy or Super Top-Heavy shall have a nonforfeitable interest in that portion of his HMI Employer Regular Account and Raff-Hughes Employer Regular Account in accordance with Section 6.4.

13.7	Compensation. Compensation means compensation as defined in Section 414(q)(7) of the Code, not in excess of $200,000 (such amount to be adjusted annually for increases in the cost of living in accordance with Section 415(d) of the Code). Effective January 1, 1989, Compensation shall be limited in accordance with Section 401(a)(17) of the Code.

13.8	Minimum Contributions. For each Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, minimum Employer contributions for a Participant who is a Non-Key Eligible Employee shall be required to be made on behalf of each Participant who is employed by the Employer on the last day of the Plan Year, regardless of the level of his Compensation and regardless of the number of Hours of Service he has completed during such Plan Year. The amount of the minimum contribution shall be the lesser of the following percentages of compensation (as defined in Section 415(c)(3) of the Code):

(i)	Three percent, or

(ii)	The highest percentage at which Employer Contributions are made under the Plan for the Plan Year on behalf of any Key Eligible Employee.

(A)	For purposes of subparagraph (ii), all defined contribution plans included in a Required Aggregation Group shall be treated as one plan.

(B)	This paragraph (ii) shall not apply if the Plan is included in a Required Aggregation Group and the Plan enables a defined benefit plan included in the Required Aggregation Group to meet the requirements of Section 401(a)(4) or 410(b) of the Code.

In determining whether a Non-Key Eligible Employee has received any required minimum contribution, the contributions allocated to such Non-Key Eligible Employee made pursuant to Section 4.1(a) or (b) shall not be considered minimum contributions.

This Section shall not apply to the extent a Participant other than a Key Eligible Employee is covered by another qualified plan(s) of the Corporation and the Corporation has provided that the minimum contribution requirements applicable to this Plan will be satisfied by the other plan(s).

Effective as of January 1, 2002, Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

13.9	Defined Benefit and Defined Contribution Plan Fractions. For any Plan Year before January 1, 2000 in which the Plan is Super Top-Heavy, or for any Plan Year in which the Plan is Top-Heavy and the additional minimum contributions or benefits required under Section 416(h) of the Code are not provided, the dollar limitations in the denominator of the defined benefit plan fraction and defined contribution plan fraction as defined in Section 415(e) of the Code shall be adjusted as set forth in Section 416(h) of the Code. If the application of the provisions of this Section 13.9 would cause any Participant to exceed 1.0 for any Limitation Year, then the application of this Section 13.9 shall be suspended as to such Participant until such time as he no longer exceeds 1.0. During the period of such suspension, there shall be no Corporation contributions, Forfeitures or voluntary nondeductible contributions allocated to such Participant under this Plan or under any other defined contribution plan of the Corporation and there shall be no benefit accruals for such Participant under any defined benefit plan of the Corporation.

13.10	Determination of Present Values and Amounts. This Section 13.10 shall be effective as of January 1, 2002 and shall apply for purposes of determining the present values of Cumulative Accrued Benefits and Cumulative Account Balances of Eligible Employees as of the determination date.

(a)	Distributions during the Year Ending on the Determination Date. The present values of Cumulative Accrued Benefits and the amounts of Cumulative Account Balances of an Eligible Employee as of the Determination Date shall be increased by the distributions made with respect to the Eligible Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or Disability, this provision shall be applied by substituting 5-year period for 1-year period.

(b)	Eligible Employees Not Performing Services during Year Ending on the Determination Date. The Cumulative Accrued Benefits and Cumulative Account Balance of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

ARTICLE XIV

MINIMUM DISTRIBUTION REQUIREMENTS

14.1	General Rules.

(a)	Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)	Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

(c)	Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(d)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

14.2	Time and Manner of Distribution.

(a)	Required Beginning Date. The Participant’s or Former Participant’s entire nonforfeitable interest will be distributed, or begin to be distributed, to the Participant or Former Participant no later than the Participant’s or Former Participant’s required beginning date.

(b)	Death of Participant or Former Participant Before Distributions Begin. If the Participant or Former Participant dies before distributions begin, the Participant’s or Former Participant’s entire nonforfeitable interest will be distributed, or begin to be distributed, no later than as follows:

(i)	If the Participant’s or Former Participant’s surviving Spouse is the Participant’s or Former Participant’s sole designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant or Former Participant died, or by December 31 of the calendar year in which the Participant or Former Participant would have attained age 70 1/2, if later.

(ii)	If the Participant’s or Former Participant’s surviving Spouse is not the Participant’s or Former Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant or Former Participant died.

(iii)	If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s or Former Participant’s death, the Participant’s or Former Participant’s entire nonforfeitable interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s or Former Participant’s death.

(iv)	If the Participant’s or Former Participant’s surviving Spouse is the Participant’s or Former Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant or Former Participant but before distributions to the surviving Spouse begin, this Subsection 14.2(b), other than Subsection 14.2(b)(i), will apply as if the surviving Spouse were the Participant or Former Participant.

For purposes of this Subsection 14.2(b) and Section 14.4, unless Subsection 14.2(b)(iv) applies, distributions are considered to begin on the Participant’s or Former Participant’s required beginning date. If Subsection 14.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subsection 14.2(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant or Former Participant before the Participant’s or Former Participant’s required beginning date (or to the Participant’s or Former Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Subsection 14.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)	Forms of Distribution. Unless the Participant’s or Former Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 14.3 and 14.4 of this Article. If the Participant’s or Former Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

14.3	Required Minimum Distributions During Participant’s or Former Participant’s Lifetime.

(a)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s or Former Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)	the quotient obtained by dividing the Participant’s or Former Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s or Former Participant’s age as of the Participant’s or Former Participant’s birthday in the distribution calendar year; or

(ii)	if the Participant’s or Former Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s or Former Participant’s Spouse, the quotient obtained by dividing the Participant’s or Former Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s or Former Participant’s and Spouse’s attained ages as of the Participant’s or Former Participant’s and Spouse’s birthdays in the distribution calendar year; provided, however, that under no circumstances shall the distribution exceed the nonforfeitable portion of the Participant’s or Former Participant’s account balance.

(b)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s or Former Participant’s Death. Required minimum distributions will be determined under this Section 14.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s or Former Participant’s date of death.

14.4	Required Minimum Distributions After Participant’s or Former Participant’s Death.

(a)	Death On or After Date Distributions Begin.

(i)	Participant or Former Participant Survived by Designated Beneficiary. If the Participant or Former Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s or Former Participant’s death is the quotient obtained by dividing the Participant’s or Former Participant’s account balance by the longer of the remaining life expectancy of the Participant (or Former Participant) or the remaining life expectancy of the Participant’s or Former Participant’s designated Beneficiary, determined as follows:

(A)	The Participant’s or Former Participant’s remaining life expectancy is calculated using the age of the Participant or Former Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant’s or Former Participant’s surviving Spouse is the Participant’s or Former Participant’s sole designated Beneficiary,

the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s or Former Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s or Former Participant’s surviving Spouse is not the Participant’s or Former Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s or Former Participant’s death, reduced by one for each subsequent year.

(ii)	No Designated Beneficiary. If the Participant or Former Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s or Former Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s or Former Participant’s death is the quotient obtained by dividing the Participant’s or Former Participant’s account balance by the Participant’s or Former Participant’s remaining life expectancy calculated using the age of the Participant or Former Participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(i)	Participant or Former Participant Survived by Designated Beneficiary. If the Participant or Former Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s or Former Participant’s death is the quotient obtained by dividing the Participant’s or Former Participant’s account balance by the remaining life expectancy of the Participant’s or Former Participant’s designated Beneficiary, determined as provided in Subsection 14.4(a).

(ii)	No Designated Beneficiary. If the Participant or Former Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s or Former Participant’s death, distribution of the Participant’s or Former Participant’s entire nonforfeitable interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s or Former Participant’s death.

(iii)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant or Former Participant dies before the date distributions begin, the Participant’s or Former Participant’s surviving Spouse is the Participant’s or Former Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Subsection 14.2(b)(i), this Subsection 14.4(b) will apply as if the surviving Spouse were the Participant or Former Participant.

14.5	Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated Beneficiary and notwithstanding anything contained in this Article to the contrary, distribution to the designated Beneficiary is not required to begin by the date specified in Section 14.2(b) of Article XIV of the Plan, but the Participant’s entire nonforfeitable interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this election will apply as if the surviving Spouse were the Participant. This election will apply to all distributions.

14.6	Definitions.

(a)	Designated Beneficiary. The individual who is designated as the Beneficiary under Section 6.8 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Treas. Reg. § 1.401(a)(9)-1, Q&A-4.

(b)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s or Former Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s or Former Participant’s required beginning date. For distributions beginning after the Participant’s or Former Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 14.2(b). The required minimum distribution for the Participant’s or Former Participant’s first distribution calendar year will be made on or before the Participant’s or Former Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s or Former Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Treas. Reg. § 1.401(a)(9)-9.

(d)	Participant’s or Former Participant’s account balance. The balance of that Participant’s (or Former Participant’s) Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the balance in that Participant’s Accounts as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The “account balance” for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	Required beginning date. The date specified in Section 6.6(f) of the Plan.

IN WITNESS WHEREOF, the Company has executed this restated Plan this 16 day of March, 2006.

ANTHEM INSURANCE COMPANIES, INC.

By:	/s/ Randal L. Brown
Randal L. Brown
Senior Vice President of Human Resources

EXHIBIT A

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged Plan: HMI Employees’ Profit Sharing Plan

Special Payment Options:

A Participant may elect one of the following options for payment of that portion of his Plan Account attributable to participation under Merged Plan II, and income allocated thereto (“Merged HMI Benefits”):

(i)	A lump sum;

(ii)	Substantially equal periodic installments payable over the lifetime of the Participant or over the joint lifetimes of the Participant and his Beneficiary; or

(iii)	Purchase of an annuity.

The following provisions shall apply only if a Participant elects option (iii), “purchase of an annuity.”

(a)	Unless a Participant elects otherwise with the consent of his Spouse, if applicable, to have his benefits paid in other than a qualified joint and 50% survivor annuity, the Participant shall be deemed to have elected to receive that portion of his benefits under the Plan in (i) a single life annuity if the Participant is not married on the Annuity Starting Date; and (ii) a qualified joint and 50% survivor annuity if the Participant is married on the Annuity Starting Date. The Employer shall purchase the applicable annuity with that portion of the Participant’s vested Merged HMI Benefits.

In order for the Spouse to be eligible for the survivor annuity, the Participant or Former Participant must have:

(1)	Terminated his employment with the Employer at any time and not have died before his Annuity Starting Date,

(2)	The Participant or Former Participant must not have waived such qualified joint and survivor annuity and elected an optional form of payment pursuant to paragraph (c) within the 90 day period ending on the Annuity Starting Date and obtained the consent of his Spouse to such waiver pursuant to paragraph (c), and

(3)	The Participant or Former Participant must be married on his Annuity Starting Date.

(b)	Notice and Election or Revocation of Survivor Annuity. The Pension Committee shall furnish each Participant or Former Participant with the following information regarding benefits payable under the Plan in written nontechnical language not less than 30 and not more than 90 days prior to the Annuity Starting Date including:

(1)	A general description or explanation of the terms and conditions of the qualified joint and survivor annuity benefit and notification of the Participant’s or Former Participant’s right to waive the right to receive his retirement benefits in a qualified joint and survivor annuity and to elect another form of payment and the right to make or to revoke a previous election to waive the qualified joint and survivor annuity;

(2)	A general explanation of the rights of a Participant’s or Former Participant’s Spouse.

A Participant or Former Participant may elect to waive the single life annuity or qualified joint and survivor annuity, as applicable, and to receive such benefits in any other annuity form permitted by the Plan by giving written notification to the Pension Committee during the election period of his intent to receive his benefits in such other form. Such election period shall be the 90 day period ending on the Annuity Starting Date.

Any election to waive the qualified joint and survivor annuity shall not take effect unless the Spouse of the Participant or Former Participant consents irrevocably in writing to such election and the Spouse’s consent acknowledges the effect of such election, including the spouse’s voluntary election to waive the right to consent to the designation of a specific Beneficiary and the alternate form of payment and is witnessed by a notary public. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed qualified election, the designated Spouse and must be limited to a benefit for a specific alternate Beneficiary. Any new waiver will require a new spousal consent The requirements of this paragraph may be waived if it is established to the satisfaction of the Pension Committee that the consent may not be obtained because there is no Spouse or because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulation in which case a waiver will be deemed a qualified election.

Any election made under this Section may be revoked by the Participant or Former Participant during the specified election period. Such revocation shall be effected by written notification to the Pension Committee. Following such revocation, another election under this Section may be made at any time during the specified election period. A revocation of a prior waiver may be made at any time by a Participant or Former Participant without the consent of the Spouse before the commencement of benefits.

Any actual or constructive election under this paragraph (b) having the effect of providing a Spouse’s benefit automatically shall be revoked if the electing person ceases to have a Spouse during the election period, except to the extent required under a qualified domestic relations order. However, if the electing person subsequently remarries, the election will automatically be reinstated at that time, but will be treated as a new election.

(c)	Qualified Preretirement Survivor Annuity. The surviving Spouse of a Participant who meets the requirements of this Section shall be entitled to a qualified preretirement survivor annuity payable if the Participant has elected an annuity form of payment and dies before his Annuity Starting Date. The preretirement survivor annuity will be a survivor annuity for the life of the surviving Spouse of the Participant, that can be purchased with the vested Merged HMI Benefits as of the date of death.

If so elected by the surviving Spouse, the preretirement survivor annuity shall be payable as soon as administratively feasible following the Participant’s death. If the surviving Spouse does not make the election referred to in the preceding sentence, payment of the preretirement survivor annuity shall not commence until the Participant would have attained Normal Retirement Date.

In order for such Spouse’s benefit to be payable, the Participant must have satisfied the conditions set forth in (1), (2), (3) and (4) below.

(1)	The Participant must have died before his Annuity Starting Date, but after having elected an annuity form of payment.

(2)	The Participant must be married on the date of the Participant’s death.

(3)	The Participant must not have designated an alternate Beneficiary in the manner described in paragraph (e) to receive any death benefits payable upon his death and otherwise payable to the Spouse in a preretirement survivor annuity in an alternate form of payment described in paragraph (f). Notwithstanding the foregoing, such consent shall have no effect with respect to the survivor benefits payable under paragraph (a), to the surviving Spouse of a Participant who dies after his Annuity Starting Date, unless the spouse has consented to a waiver of the qualified joint and survivor annuity pursuant to paragraph (b).

(4)	The Participant must not have designated his Spouse as his Beneficiary in the manner described in paragraph (e) to receive any benefits payable upon his death and otherwise payable to the Spouse in a preretirement survivor annuity, in an alternate form of payment described in paragraph (f). Notwithstanding the foregoing, such consent shall have no effect with respect to the survivor benefits payable under paragraph (a) to the surviving Spouse of a Participant who dies after his Annuity Starting Date, unless the Spouse has consented to a waiver of the qualified joint and survivor annuity pursuant to paragraph (b).

(d)	Information to Participants. The Pension Committee shall provide a Participant with information with respect to the preretirement survivor annuity which information shall be provided in a manner similar to the information with respect to the qualified joint and survivor annuity and in a manner which will reasonably assure that it will be received within the “applicable time period”. For purposes of this paragraph, the term “applicable time period” means, with respect to a Participant, whichever of the following periods ends last:

(1)	The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(2)	A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 35, the explanation must be provided by the end of the one-year period beginning with the first day of the first Plan Year for which the individual is a Participant; or

(3)	A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Pension Committee must provide the explanation beginning one year before the separation from service and ending one year after separation.

(e)	Election to Waive Preretirement Survivor Annuity. A Participant who is entitled to have his Spouse receive benefits in the form described in paragraph (c) may waive the qualified preretirement survivor annuity and may (i) designate an alternate Beneficiary to receive such benefits in any other form permitted under paragraph (f) by designating an alternate Beneficiary during the election period, or (ii) designate his spouse as his Beneficiary to receive such benefits in any form permitted under paragraph (f) by designating an alternate form of payment other than the qualified preretirement survivor annuity during the election period, in each case in the manner described in this subsection.

The election period to waive the preretirement survivor annuity shall be the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the earlier of the date of the Participant’s death or the Annuity Starting Date. In the case of a Participant who is separated from service, the applicable election period with respect to benefits accrued before the date of such separation from service shall not begin later than such date.

Notwithstanding the foregoing, the election period to waive the preretirement survivor annuity shall not begin earlier than the date on which the preretirement survivor annuity first would apply to a Participant.

Any election to waive the preretirement survivor annuity shall not take effect unless the Spouse of the Participant consents irrevocably in writing to such election and the Spouse’s consent acknowledges the effect of such election including the Spouse’s voluntary election to waive the right to consent to the designation of a specific alternate Beneficiary and the alternate form of payment and the Spouse’s consent is witnessed by a notary public or a representative designated by the Pension Committee. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent, or in the event of a deemed qualified election, the designated Beneficiary and must be limited to a benefit for a specific alternate Beneficiary. Any new waiver will require a new spousal consent. The requirements of this paragraph may be waived if it is established to the satisfaction of the representative designated by the Pension Committee that the consent may not be obtained because there is no Spouse or because the spouse cannot be located or because of such other circumstances as may be prescribed by regulation in which case a waiver will be deemed a qualified election.

Any election to waive the preretirement survivor annuity made under this Section may be revoked by the Participant during the specified election period. Such revocation shall be effected by written notification to the representative designated by the Pension Committee. Following such revocation, another waiver under this Section may be made at any time during the specified election period. A revocation of a prior waiver may be made at any time by a Participant without the consent of the Spouse before the Annuity Starting Date. Any actual or constructive election under this paragraph having the effect of providing a Spouse’s benefit automatically shall be revoked if the electing Participant ceases to have a Spouse during the election period, except to the extent required under a qualified domestic relations order. However, if the electing person subsequently remarries, the election automatically will be reinstated at that time but will be treated as a new election.

(f)	Optional Form of Benefit Payments Upon Death. Subject to the requirements of paragraph (e), if (i) the Participant has designated an alternate Beneficiary to receive any benefits payable on account of his death prior to his Annuity Starting Date pursuant to paragraph (e) which are otherwise payable to the Spouse in a preretirement survivor annuity, or (ii) the Participant has designated his surviving Spouse as his Beneficiary to receive any benefits payable on account of his death prior to his Annuity Starting Date which are otherwise payable to the Spouse in a preretirement survivor annuity, in the alternate form permitted under this paragraph (f) pursuant to paragraph (e), any amount to which a Beneficiary is entitled shall be distributed in accordance with Section 6.7.

Notwithstanding the foregoing, if the qualified preretirement survivor annuity has not been waived by the Participant in accordance with paragraph (e), upon written notice to the representative designated by the Pension Committee within the 90 day period ending on the date the preretirement survivor annuity is due to commence, the Spouse may elect to have any benefits to which he or she otherwise is entitled in the form of a qualified preretirement survivor annuity, (on account of the Participant’s death prior to commencement of benefits) distributed in a lump sum. Any election to waive the preretirement surviving annuity made under this Section may be revoked by the Spouse during the specified election period. Such revocation shall be effected by written notification to the representative designated by the Pension Committee. Following such revocation, another waiver under this Section may be made at any time during the specified 90 day election period.

(g)	Nontransferability of Annuities. Any annuity contract distributed herefrom. shall be nontransferable.

(h)	Annuity Starting Date. Annuity Starting Date means the first day of the first period for which an annuity is payable as an annuity. In the case of a benefit not payable as an annuity, Annuity Starting Date means the first day on which all conditions have been met which entitle the Participant or Former Participant to such benefit.

EXHIBIT B

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged Plan: The Shelby Insurance Group Retirement Savings Plan, (the Shelby Plan).

Merger Date: December 31, 1993.

Participation: All participants in the Shelby Plan on the Merger Date shall become Participants in the Plan on January 1, 1994, and if the individual is an Eligible Employee on the Merger Date, he shall be eligible to make Before Tax Contributions in accordance with the Plan.

Accounts: Except as provided below, all accounts maintained under the Shelby Plan shall be held in the similar accounts under the Plan and shall be subject to the provisions of the Plan. The Plan shall establish a Shelby Employer Contributions Account to maintain “Employer Contributions” made pursuant to Section 3.1(c) of the Shelby Plan.

Vesting: Notwithstanding any provision of the Plan or the Shelby Plan to the contrary the accounts of all participants in the Shelby Plan on January 1, 1993 shall be fully vested and nonforfeitable.

Pension Transfer Account: The Plan shall separately account for the Pension Transfer Dollars of a Shelby Plan participant who had a Pension Transfer Dollar Account. Any amounts held pursuant to such account shall not be distributable prior to the Shelby Plan participants’ Termination and shall not serve as the basis for or security for any Plan loan.

B -1

EXHIBIT C

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged Plan: FKI Employees’ Savings and Profit Sharing Plan (FKI Plan).

Merger Date: January 1, 1994.

Participation: All participants in the FKI Plan on the Merger Date shall become Participants in the Plan on January 1, 1994, and if the individual is an Eligible Employee on the Merger Date, he shall be eligible to make Before Tax Contributions in accordance with the Plan.

Accounts: The accounts maintained under the FKI Plan shall be held in the similar Accounts under the Plan and shall be subject to the provisions of the Plan.

Vesting: Notwithstanding any provision of the FKI Plan to the contrary, all participants in the FKI Plan on January 1, 1994 shall have a full vested and nonforfeitable interest in those accounts on such date.

C -1

EXHIBIT D

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged Plan: Blue Cross and Blue Shield of Kentucky, Inc. Retirement Savings Plan.

Merger Date: July 1, 1994.

Participation: All participants in the Blue Cross and Blue Shield of Kentucky, Inc. Retirement Savings Plan on the Merger Date shall become Participants in the Plan on July 1, 1994, and if the individual is an Eligible Employee on the Merger Date, he shall be eligible to make Before Tax Contributions in accordance with the Plan.

Withdrawals: Notwithstanding any provision of the Plan to the contrary, a former participant in the Blue Cross and Blue Shield of Kentucky, Inc. Retirement Savings Plan may, upon not less than 30 days advance notice to the Pension Committee, withdraw all or any portion of that portion of his Rollover Account credited prior to July 1, 1994.

Loans: Notwithstanding any provision of the Plan to the contrary, a participant in the Blue Cross and Blue Shield of Kentucky, Inc. Retirement Savings Plan may, until such time as any loan made prior to July 1, 1994 are repaid, have two outstanding Plan loans.

D -1

EXHIBIT E

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged Plan: Medical Accounts Group Retirement Savings Plan.

Merger Date: November 1, 1994.

Participation: All participants in the Medical Accounts Group Retirement Savings Plan on the Merger Date shall become participants in the Plan; and if the individual is an Eligible Employee on the Merger Date, he shall be eligible to make Before Tax Contributions in accordance with the Plan.

Accounts: The accounts maintained under the Medical Accounts Group Retirement Savings Plan shall be held in the similar Accounts under the Plan and shall be subject to the provisions of the Plan.

Vesting: Notwithstanding any provision of the Medical Accounts Group Retirement Savings Plan to the contrary, all participants in the Medical Accounts Group Retirement Savings Plan on November 1, 1994 shall have a full vested and nonforfeitable interest in those accounts on such date.

E -1

EXHIBIT F

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged Plan: Community Mutual Insurance Company Performance Sharing Plan.

Merger Date: January 1, 1996.

Participation: All participants in the Community Mutual Insurance Company Performance Sharing Plan on the Merger Date shall become participants in the Plan; and if the individual is an Eligible Employee on the Merger Date, he shall be eligible to make Before Tax Contributions in accordance with the Plan.

Accounts: The accounts maintained under the Community Mutual Insurance Company Performance Sharing Plan shall be held in the similar Accounts under the Plan and shall be subject to the provisions of the Plan.

Withdrawals: Notwithstanding Section 6.9(d)(4) of the Plan, a Participant who was a participant in the Community Mutual Insurance Company Performance Sharing Plan may make a withdrawal from his Accounts (determined as of December 31, 1995) upon attainment of age 59 1/2 in any amount.

Investments: Participants of the Community Mutual Insurance Company Performance Sharing Plan shall have the opportunity to elect investment directions with respect to their Accounts held under the Plan, including those accounts attributable to Merged Plan X, in accordance with Section 7.2 of the Plan, as soon as practicable following the Merger Date.

F -1

EXHIBIT G

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged	Plan: Execulease Corporation 401(k) Plan (“Execulease Plan”)

Merger	Date: February 1, 1995

Participation: An Eligible Employee who was a participant in the Execulease Plan on the Merger Date, or who was eligible to participate in the Execulease Plan on the Merger Date but had not yet met the age requirement applicable to the Execulease Plan, shall become a participant in the Plan on the Merger Date and shall be eligible to make Before Tax Contributions in accordance with the Plan.

Accounts: A Participant’s accounts maintained under the Execulease Plan shall be held in similar Accounts under the Plan and shall be subject to the provisions of the Plan, except as provided in this Exhibit G.

Investment: Participants of the Execulease Plan shall have the opportunity to elect investment directions with respect to their Accounts held under the Plan, including those Accounts attributable to Merged Plan XI, in accordance with Section 7.2 of the Plan, as soon as administratively feasible following the Merger Date.

G -1

EXHIBIT H

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged Plan: Anthem Blue Cross & Blue Shield of Connecticut Employee Savings and Investment Plan (“BC/BS Connecticut Plan”)

Merger	Date: December 31, 1998

Accounts: A Participant’s accounts maintained under the BC/BS Connecticut Plan shall be held in similar Accounts under the Plan and shall be subject to the provisions of the Plan, except as provided in this Exhibit H; provided, however, that any after tax contributions shall be held in newly established accounts maintained consistent with the provisions set forth in the BC/BS Connecticut Plan.

(A)	Withdrawal of After-Tax and Rollover Contributions. A Participant shall be eligible to effect a withdrawal of the Participant’s after-tax account and rollover account at any time by following the procedures established by the Pension Committee, and the withdrawal shall occur as soon as practicable after the election is made.

(B)	Withdrawal of Matching Contributions. A Participant shall be entitled to effect a withdrawal of any matching contributions, including earnings thereon, made on his behalf under the BC/BS Connecticut Plan before January 1, 1999 if one of the following requirements is met:

(i)	Contributions were held in his matching contribution account under the BC/BS Connecticut Plan for at least two (2) years, in which case the withdrawals are limited to the amount of such contributions and earnings thereon;

(ii)	The Participant’s aggregate participation in the BC/BS Connecticut Plan and this Plan is at least five (5) years; or

(iii)	The withdrawal is on account of an immediate or heavy financial need (as determined consistent with Section 6.9(a)).

An election for withdrawal of matching contributions shall be made in accordance with rules established by the Pension Committee, and the withdrawal shall occur as soon as practicable after the election is made.

(C)	Age Seventy and One-Half (70-1/2) Distributions. Any Participant who has attained age seventy and one-half (70-1/2) before January 1, 1999 shall continue to receive the minimum distributions required by Section 401(a)(9) of the Code while he remains as an Employee; provided, however, that such Participant shall be permitted to elect to receive the entire balance in his Account rather than the minimum distribution required by the Code.

Investment: Participants of the BC/BS Connecticut Plan shall have the opportunity to elect investment directions with respect to their Accounts held under the Plan, including those Accounts attributable to Merged Plan XII, in accordance with Section 7.2 of the Plan, as soon as administratively feasible following the Merger Date.

H -1

EXHIBIT I

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged Plan: Rocky Mountain Administrative Services Company, Inc. 401(k) Plan (“Rocky Mountain Plan”). The portion of the Rocky Mountain Plan attributable to employees of New Mexico Blue Cross & Blue Shield, Inc. will not be merged into the Plan but will remain as a separate legal plan.

Merger	Date: December 31, 1999

Accounts: A Participant’s accounts maintained under the Rocky Mountain Plan shall be held in similar Accounts under the Plan and shall be subject to the provisions of the Plan, except as provided in this Exhibit I.

Distribution: Except as provided below, that portion of a Participant’s Accounts attributable to amounts contributed when the Participant was a participant in the Rocky Mountain Plan will be paid in accordance with the distribution provisions applicable under the Plan. However, a Participant meeting the requirements for Social Security disability will be eligible to receive a distribution of his vested accounts without demonstrating hardship.

Investment: Participants of the Rocky Mountain Plan shall have the opportunity to elect investment directions with respect to their Accounts held under the Plan, including those Accounts attributable to Merged Plan XIII, in accordance with Section 7.2 of the Plan, as soon as administratively feasible following the Merger Date.

I -1

EXHIBIT J

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged Plan: New Hampshire-Vermont Health Service Tax Favored Savings 401(k) Program (“New Hampshire Plan”). The portion of the New Hampshire Plan attributable to employees of Combined Services, Inc. will not be merged into the Plan but will remain a separate legal plan.

Merger	Date: December 31, 1999

Accounts: A Participant’s accounts maintained under the New Hampshire Plan shall be held in similar Accounts under the Plan and shall be subject to the provisions of the Plan, except as provided in this Exhibit J; provided, however, that any amounts transferred to the New Hampshire Plan from the Supplemental Retirement Plan for Employees of New Hampshire-Vermont Health Service will be in two subaccounts, a New Hampshire non-deductible contribution subaccount and New Hampshire matching contribution subaccount.

(D)	Withdrawal of New Hampshire Non-Deductible Contribution Subaccount. A Participant shall be eligible to effect a withdrawal of the Participant’s New Hampshire non-deductible contribution subaccount at any time by following the procedures established by the Pension Committee, and the withdrawal shall occur as soon as practicable after the election is made.

Investment: Participants of the New Hampshire Plan shall have the opportunity to elect investment directions with respect to their Accounts held under the Plan, including those Accounts attributable to Merged Plan XIV, in accordance with Section 7.2 of the Plan, as soon as administratively feasible following the Merger Date.

J -1

EXHIBIT K

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged	Plan: Wright Health Associates, Inc. Savings Plan (“Wright Health Plan”).

Merger	Date: April 1, 1998

Accounts: A Participant’s accounts maintained under the Wright Health Plan shall be fully vested, shall be held in similar Accounts under the Plan and shall be subject to the provisions of the Plan, except as provided in this Exhibit K.

Distribution: That portion of a Participant’s Accounts attributable to amounts contributed when the Participant was a participant in the Wright Health Plan will be paid in accordance with the distribution provisions applicable under the Plan. Furthermore, a Participant shall be eligible to effect a withdrawal of the Participant’s after-tax account and rollover account at any time by following the procedures established by the Pension Committee, and the withdrawal shall occur as soon as practicable after the election is made.

Investment: Participants of the Wright Health Plan shall have the opportunity to elect investment directions with respect to their Accounts held under the Plan, including those Accounts attributable to Merged Plan XV, in accordance with Section 7.2 of the Plan, as soon as administratively feasible following the Merger Date.

K -1

EXHIBIT L

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged	Plan: Associated Hospital Service of Maine Tax-Favored Savings Plan (“Maine Plan”).

Merger	Date: December 31, 2000

Accounts: A Participant’s accounts maintained under the Maine Plan shall be held in similar Accounts under the Plan and shall be subject to the provisions of the Plan, except as provided in this Exhibit L; to reflect certain grandfathered provisions applicable to certain accounts maintained under the Maine Plan, additional subaccounts shall be established. Amounts attributable to before tax contributions, matching contributions and rollover contributions to the Maine Plan through April 1, 1990 shall be held in a separate subaccount (“Maine Prior Plan Subaccount”). Certain amounts attributable to amounts transferred to the Maine Plan from the Blue Cross and Blue Shield of Massachusetts, Inc. Employee Savings Plan for the period ending July 27, 1997 shall be held in three separate subaccounts: after tax amounts (“Massachusetts After Tax Subaccount”), rollover contributions (“Massachusetts Rollover Contributions Subaccount”) and matching contributions (“Massachusetts Matching Contributions Subaccount”) (the Massachusetts After Tax Subaccount, Massachusetts Rollover Contributions Subaccount and the Massachusetts Matching Contributions Subaccount are collectively referred to as “Massachusetts Grandfathered Subaccounts”).

(E)	Withdrawal of Maine Prior Plan Non-Deductible Contribution Subaccount. A Participant shall be eligible to effect a withdrawal of the Participant’s Maine Prior Plan Subaccount by demonstrating hardship within the meaning of Section 6.9(a) of the Plan; provided, however, that the limit of two (2) hardship withdrawals set forth in Section 6.9 shall not be applicable.

(F)	Massachusetts Grandfathered Subaccounts. A Participant may elect one of the following options for payment of the Maine Prior Plan Subaccount Distributions and income allocated thereto:

(i)	A lump sum;

(ii)	Substantially equal periodic installments payable over fifteen (15) years or over the life expectancy of the Participant;

(iii)	Purchase of Joint and Survivor Annuity, an annuity providing a monthly benefit to the Participant for a life and a percentage (either 50% or 100%) of the amount payable to Participant during the Participant’s life to his designated Beneficiary if the Beneficiary survives him.

The provisions set forth in subparagraphs (a) through (i) under subparagraph (A) of this Exhibit L and applicable for the Maine Prior Plan Subaccount shall also apply but only if a Participant elects Option (ii), “Purchase of Annuity.”

L -1

(G)	Withdrawal of Massachusetts Grandfathered Subaccounts. A Participant shall be eligible to effect a withdrawal of his Massachusetts Grandfathered Subaccounts in the following order of priority:

(i)	First, the Participant shall be required to withdraw all Massachusetts After Tax Subaccount funds;

(ii)	Second, the Participant shall be required to take all Massachusetts Rollover Contributions Subaccount funds; and

(iii)	Finally, the Participant shall be eligible to withdraw Massachusetts Matching Contributions Subaccount funds.

Investment: Participants of the Maine Plan shall have the opportunity to elect investment directions with respect to their Accounts held under the Plan, including those Accounts attributable to Merged Plan XVI, in accordance with Section 7.2 of the Plan, as soon as administratively feasible following the Merger Date.

L -2

EXHIBIT M

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged	Plan: The McElroy-Minister Company 401(k) Retirement Savings Plan (“McElroy Plan”).

Merger	Date: October 31, 2002

Accounts: A Participant’s accounts maintained under the McElroy Plan shall be held in similar Accounts under the Plan and shall be subject to the provisions of the Plan, except as provided in this Exhibit M.

Distribution: That portion of a Participant’s accounts attributable to amounts contributed when the Participant was a participant in the McElroy Plan will be subject to the distribution provisions applicable under the Plan until the ninetieth (90th) calendar day following the later of (i) the Merger Date or (ii) the date the affected Participant has been provided notice that the amounts contributed by the Participant will be subject to the distribution provisions applicable under the Plan.

As soon as administratively feasible following the Merger Date, each Participant in the McElroy Plan shall have the opportunity to elect a distribution of some or all of the amounts which had been held on his or her behalf under the McElroy Plan immediately prior to the Merger Date; provided, however, no distribution of a Participant’s McElroy Plan Benefits may be effected before the earlier of the Participant’s termination of employment from Employer or the Participant’s attainment of age 59 1/2.

Investment: The monies which had been held in the McElroy Plan immediately before the Merger Date shall after the Merger Date be initially invested in Investment Funds determined by the Pension Committee and communicated to the Participants. As soon is administratively feasible following the Merger Date, Participants of the McElroy Plan shall have the opportunity to elect Investment Funds with respect to their Accounts held under the Plan, including those Accounts attributable to Merged Plan XVII, in accordance with Section 7.2 of the Plan.

M -1

EXHIBIT N

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged	Plan: Employees’ 401(k) Thrift Plan of Trigon Insurance Company (“Trigon Plan”).

Merger	Date: January 31, 2004.

Accounts: A Participant’s accounts maintained under the Trigon Plan shall be held in similar Accounts under the Plan and shall be subject to the provisions of the Plan, except as provided in this Exhibit N.

Distribution: That portion of a Participant’s accounts attributable to amounts contributed when the Participant was a participant in the Trigon Plan will be subject to the distribution provisions applicable under the Trigon Plan until the later of (i) May 1, 2004 or (ii) ninety (90) calendar days following the date the affected participant has been provided notice that the amounts contributed by the Participant will be subject to the distribution provisions applicable under the Plan, at which time that portion of a Participant’s accounts attributable to amounts contributed when the Participant was a participant in the Trigon Plan will be subject to the distribution provisions applicable under the Plan.

Withdrawal: Withdrawals from a Participant’s Transfer Account (as defined in the Trigon Plan), Employer Matching Contributions Account (as defined in the Trigon Plan) or Profit Sharing Matching Contributions Account (as defined in the Trigon Plan) shall not include those employer contributions under the Participant’s Transfer Account, Employer Matching Contributions Account and Profit Sharing Matching Contributions Account which have been deposited in the Fund in the current Plan Year and the two (2) previous Plan Years but only to the extent these employer contributions were not permitted to be withdrawn under the terms of the Trigon Plan in effect immediately prior to the Merger Date.

To the extent permitted to be withdrawn under the terms of the Trigon Plan in effect immediately prior to the Merger Date, a Participant may request a withdrawal of all or a part of the amounts contributed to a Participant’s Rollover Account (as defined in the Trigon Plan) prior to the Merger Date.

To the extent permitted to be withdrawn under the terms of the Trigon Plan in effect immediately prior to the Merger Date, a Participant may request a withdrawal of all of the Deductible Current Balance (as defined in the Trigon Plan) of the Participant’s Deductible Account (as defined in the Trigon Plan) prior to the Merger Date, independent of and without interrupting a Participant’s participation in other aspects of the Plan.

Withdrawals from amounts contributed to a Participant’s Individual Account (as defined in the Trigon Plan) prior to the Merger Date shall be processed on a pro-rata basis from the funds in which the Participant’s Individual Account is invested in the following order (all as defined in the Trigon Plan): After-Tax Contribution Account; Rollover Account; the vested portion of the Transfer Account; the vested portion of the Employer Matching Contribution Account; the Pre-Tax Contributions Account; and the vested portion of the Profit Sharing Matching Contributions Account.

N -1

Investment: As soon as administratively feasible following the Merger Date, Participants of the Trigon Plan shall have the opportunity to elect Investment Funds with respect to their Accounts held under the Plan, including those Accounts attributable to Merged Plan XVIII, in accordance with Section 7.2 of the Plan.

Compensation: For Plan Year 2004, compensation paid to a Participant who was a Participant in the Trigon Plan immediately before the Merger Date under the Anthem Southeast 2003 Long-Term Incentive Plan (LTIP) shall be included as Compensation.

Profit Sharing Match: The terms and conditions of Section 3.08 of the Trigon Plan shall apply to any Participant who was a participant in the Trigon Plan on December 31, 2003 for the Plan Year 2004 to the extent the Profit Sharing Matching Contribution relates to 2003 Plan Year.

Employer Match: The one (1) year waiting period for Employer Matched Contributions under Section 4.1(b) of the Anthem Plan shall not apply to any person who was an active employee of Anthem Health Plans of Virginia, Inc. on or before December 31, 2003 and who participates in the Anthem Plan after December 31, 2003.

N -2

EXHIBIT O

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged	Plan: Matthew Thornton Health Plan, Inc. Defined Contribution Plan (“Matthew Thornton Plan”).

Merger	Date: December 3, 2004.

Accounts: A Participant’s accounts maintained under the Matthew Thornton Plan shall be held in similar Accounts under the Plan and shall be subject to the provisions of the Plan, except as provided in this Exhibit O.

Special Contribution: Immediately prior to the Merger Date, the Accounts of the Participants listed in Exhibit A to the Matthew Thornton Plan shall accrue a Special Contribution equal to any fees deducted from the Accounts due to the merger into the Plan. This Special Contribution shall be allocated as an Annual Addition among the Accounts of the Participants in Exhibit A ten (10) days after the merger date, or as soon as administratively feasible thereafter; provided, however, no Participant shall be allocated a Special Contribution if the Contribution would cause the Participant to exceed the limitations set forth in Section 5.4 of the Plan.

Investment: As soon as administratively feasible following the Merger Date, Participants of the Matthew Thornton Plan shall have the opportunity to elect Investment Funds with respect to their Accounts held under the Plan, including those Accounts attributable to Merged Plan XIX, in accordance with Section 7.2 of the Plan.

O -1

EXHIBIT P

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

Merged Plan: WellPoint 401(k) Retirement Savings Plan (“Prior WellPoint Plan”).

Merger Date: December 31, 2005.

Accounts: A Participant’s accounts maintained under the Prior WellPoint Plan shall be held in similar Accounts under the Plan and shall be subject to the provisions of the Plan, except as provided in this Exhibit P. Notwithstanding any provision in the Prior WellPoint Plan to the contrary, the account of any Participant (other than a “Local 9 Participant” or “Local 29 Participant,” as defined below) that is transferred from the Prior WellPoint Plan to this Plan in connection with the merger of the Prior WellPoint Plan into this Plan as of December 31, 2005 shall be fully vested without regard to his or her “Years of Service” (as defined in the Prior WellPoint Plan) if the Participant was actively employed by the sponsoring employer of the Prior WellPoint Plan or any affiliated employer (collectively, the “Prior WellPoint Employer”) as of December 31, 2005. If the Participant was not actively employed by the Prior WellPoint Employer as of December 31, 2005, but is reemployed by the Company or an Affiliate on or after January 1, 2006 and has a portion of his Prior WellPoint Plan account that had previously been transferred to a forfeiture suspense account reinstated upon his reemployment, the reinstated portion of his Prior WellPoint Plan account shall be fully vested without regard to his Years of Service (as defined in the Prior WellPoint Plan). In addition, the account of any “UWIC Participant” that is transferred from the Prior WellPoint Plan to this Plan as of December 31, 2005 shall be fully vested without regard to such Participant’s “Years of Service” (as defined in the Prior WellPoint Plan) and without regard to whether the Participant was actively employed by the Prior WellPoint Employers as of December 31, 2005. For purposes of the preceding sentence, a “UWIC Participant” is a Participant who is actively employed by United Wisconsin Insurance Company (“UWIC”) as of the effective date of the sale of UWIC’s stock to Accident Fund Insurance Company of America, Inc.

Special Contributions: With respect to the Plan Year ending December 31, 2005, the Employer may make a “Profit Sharing Contribution” (as defined below) and/or a discretionary “Bonus Contribution” (as defined below) which shall be allocated to Participants who meet the eligibility rules set forth below.

(1) A non-elective contribution (“Profit Sharing Contribution”) may be made in an amount determined by the Board of Directors or the Pension Committee, in their respective sole discretion, which amount will be allocated to the Accounts of a group of “Profit Sharing Eligible Employees” on such Employees’ Eligible Compensation, as that term was defined in the Prior WellPoint Plan. A “Profit Sharing Eligible Employee” refers to each Employee of those employers which participated in the Prior WellPoint Plan effective December 31, 2005 who: (a) was employed on both December 31, 2005 and February 10, 2006; and (b) was not terminated for misconduct prior to the date of the Profit Sharing Contribution; but (c) was not at any or all of said times a Temporary Employee, a non-resident alien who received no earned income from sources within the United States, an Employee who had not attained age 18, a participant in either the prior WellPoint Management Bonus Plan or Executive Officer Annual Incentive Plan

(or successor plans) or an Employee whose terms of employment are governed by a collective bargaining agreement except to the extent such agreement expressly provides for an allocation of any Bonus and Profit Sharing Contribution.

(2) A discretionary Bonus Contribution, as defined below, may be made to the Account of a Bonus Eligible Employee, as defined below, in an amount to be determined in the sole discretion of the Employer. The contribution may be made in a specified number of shares of the common stock of WellPoint, Inc., a specified number of shares of common stock of WellPoint, Inc. per Bonus Eligible Employee, or a flat dollar amount. The Bonus Contribution will be allocated on a per capita basis to the Bonus Contributions Account established for each Bonus Eligible Employee. A “Bonus Contribution” refers to a qualified nonelective employer profit sharing contribution made at the sole discretion of the Employer that is subject to the distribution restrictions applicable to contributions made from Participants’ Compensation. In the event the Plan is subject to discrimination testing, Bonus Contributions may be taken into account to the extent necessary to satisfy the tests. A “Bonus Eligible Employee” refers to each Employee of those employers which participated in the Prior WellPoint Plan effective December 31, 2005 who: (a) was employed on both December 31, 2005 and February 10, 2006; (b) was not classified as an officer of one of said participating employers, (c) was not terminated for misconduct prior to the date of the Bonus Contribution; and (d) was not at any or all of said times a Temporary Employee, a non-resident alien who received no earned income from sources within the United States, an Employee who had not attained age 18, a participant in either the prior WellPoint Management Bonus Plan or Executive Officer Annual Incentive Plan (or successor plans) or an Employee whose terms of employment are governed by a collective bargaining agreement except to the extent such agreement expressly provides for an allocation of any Bonus and Profit Sharing Contribution.

Special Rules for Local 9 Participants: Notwithstanding anything in this Plan or the Prior WellPoint Plan to the contrary, the following special rules shall apply to any Participant who is an employee of Blue Cross Blue Shield of Wisconsin and who is a member of the Professional Employees International Union Local No. 9 AFL-CIO-CLC (a “Local 9 Participant”).

The automatic enrollment provisions of Section 4.1(a)(i)(A)-(C) shall not apply to a Local 9 Participant.

Eligibility for, and the amount of, Employer Matched Contributions to be made with respect to Local 9 Participants shall be determined under the terms of the applicable collective bargaining agreement. Specifically, (1) a Local 9 Participant must perform at least one Year of Service to be eligible for Employer Matched Contributions, and (2) Employer Matched Contributions for Local 9 Participants shall equal 50% of the Local 9 Participant’s Before Tax Matched Contributions, with the maximum Matched Contribution limited based on the Local 9 Participant’s length of service as follows:

Years of Service	Percentage of Compensation Eligible for Employer Matched Contributions
At least 1, but less than 2	1%
At least 2, but less than 3	2%
At least 3, but less than 4	3%
At least 4, but less than 5	4%
Five or more	5%

With respect to Employer Matched Contributions (or corresponding matching contributions under the Prior WellPoint Plan) and profit sharing contributions under the Prior WellPoint Plan, Local 9 Participants shall vest in accordance with the following schedules:

For Local 9 Participants Who First Perform an Hour of Service on or After July 1, 2005

Years of Service	Vested Percentage
Less than 2	0%
At least 2, but less than 3	25%
At least 3, but less than 4	50%
At least 4, but less than 5	75%
Five or more	100%

For Local 9 Participants Who First Perform an Hour of Service Before July 1, 2005

and Who Also Perform an Hour of Service after July 1, 2005

Years of Service	Vested Percentage
Less than 1	0%
At least 1, but less than 2	20%
At least 2, but less than 3	35%
At least 3, but less than 4	50%
At least 4, but less than 5	75%
Five or more	100%

For purposes of determining the vested portion of a Local 9 Participant’s Account attributable to Employer Matched Contributions (or corresponding matching contributions under the Prior WellPoint Plan) and profit sharing contributions under the Prior WellPoint Plan, if any, if that Local 9 Participant has an Employment Commencement Date (or is reemployed with an Employment Commencement Date) on or after January 1, 2006, that Local 9 Participant shall receive credit for one Year of Service for each one-year period beginning on the Participant’s Employment Commencement Date (or Re-employment Commencement Date) and anniversaries thereof until the Participant’s Severance from Service Date.

For purposes of determining the vested portion of a Local 9 Participant’s Account attributable to Employer Matched Contributions (or corresponding matching contributions under the Prior WellPoint Plan) and profit sharing contributions under the Prior WellPoint Plan, if any, if that Local 9 Participant has an Employment Commencement Date before January 1, 2006 and is an Employee on January 1, 2006, that Local 9 Participant shall receive credit for Years of Service as follows, in accordance with Treas. Reg. § 1.401(a)-7(g):

•	The number of Plan Years beginning prior to January 1, 2005 in which the Participant completed 1,000 or more Hours of Service; plus

•	With respect to the Plan Year beginning on January 1, 2005, the greater of (i) the period of service with which the Participant would be credited under the elapsed time method for his service during the period from January 1, 2005 through December 31, 2005; and (ii) the Participant’s service taken into account during the period from January 1, 2005 through December 31, 2005 under the 1,000 hour rule as of December 31, 2005; plus

•	Service commencing on January 1, 2006 under the elapsed time method.

For purposes of applying the Employer Matched Contribution formula in this Exhibit P, a Local 9 Participant shall receive credit for Years of Service under the elapsed time method.

Special Rules for Local 29 Participants: Notwithstanding anything in this Plan or the Prior WellPoint Plan to the contrary, the following special rules shall apply to any Participant who is an employee of Blue Cross of California and who is a member of the Office and Professional Workers Union Local 29 (a “Local 29 Participant”).

The automatic enrollment provisions of Section 4.1(a)(i)(A)-(C) shall not apply to a Local 29 Participant.

Eligibility for, and the amount of Employer Matched Contribution to be made with respect to Local 29 Participants shall be determined under the terms of the applicable collective bargaining agreement. Specifically, (1) a Local 29 Participant must perform at least one Year of Service to be eligible for Employer Matched Contributions, and (2) Employer Matched Contribution for Local 29 Participants shall be determined as follows. The Employer Matched Contribution of a Local 29 Participant who was not credited with at least one Year of Service as of November 16, 1997 or who first became employed by Blue Cross of California after November 16, 1997 shall equal 75% of the first 6% of Compensation deferred by that Local 29 Participant as a Before Tax Matched Contribution. The Employer Matched Contribution of a Local 29 Participant who was employed by Blue Cross of California and who had been credited with at least one Year of Service as of November 16, 1997 shall be determined based on his length of service as of November 15, 2000, as follows:

Years of Service as of November 15, 2000	Amount of Employer Matched Contribution

At least 1, but less than 10	75% of the first 6% of Compensation deferred as a Before Tax Matched Contribution

At least 10, but less than 20	85% of the first 6% of Compensation deferred as a Before Tax Matched Contribution

20 or more	100% of the first 6% of Compensation deferred as a Before Tax Matched Contribution

With respect to Employer Matched Contributions (or corresponding matching contributions under the Prior WellPoint Plan) and profit sharing contributions under the Prior WellPoint Plan, Local 29 Participants shall vest in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 2	0%
At least 2, but less than 3	25%
At least 3, but less than 4	50%
At least 4, but less than 5	75%
Five or more	100%

For purposes of determining the vested portion of a Local 29 Participant’s Account attributable to Employer Matched Contributions (or corresponding matching contributions under the Prior WellPoint Plan) and profit sharing contributions under the Prior WellPoint Plan, if any, and for purposes of applying the Employer Matched Contribution formula in this Exhibit P, a Local 29 Participant shall receive credit for one Year of Service for each one-year period beginning on the Participant’s Employment Commencement Date (or Re-employment Commencement Date) and anniversaries thereof until the Participant’s Severance from Service Date.

For purposes of this Exhibit P, the service of any Participant who was employed by the Prior WellPoint Employer shall include service with such Prior WellPoint Employer both before and after the date such Prior WellPoint Employer became an Affiliate.

Special Rules for Participants in the Former United Heartland Inc. Pension Plan:

Notwithstanding anything in the Plan to the contrary, the following special rules apply to Participants on whose behalf assets were transferred into the Prior Cobalt Corporation 401(k) Plan, and thence into the Prior WellPoint Plan, from the United Heartland Inc. Pension Plan. Such Participants are referenced as the “United Heartland Participants.” Such transferred assets are referenced as the “United Heartland Benefits.”

(1) Normal Benefit Form. For each United Heartland Participant who is not married on the date his or her benefit commences, his or her United Heartland Benefits will be paid as a single life annuity. For each United Heartland Participant who is married on the date his or her benefit commences, his or her United Heartland Benefits will be paid in the form of a fully paid up annuity contract with a reduced annuity payable for the United Heartland Participant’s life and a survivor annuity for the life of the spouse, determined as of the date of distribution of the annuity contract. The survivor annuity is 50% of the amount of the annuity that is payable during the United Heartland Participant’s life. After the United Heartland Participant and spouse have died, no further payments are made. The form of payment described in this paragraph (1) is the Normal United Heartland Benefit Form.

(2) Alternate Benefit Forms. Subject to the requirements of Code Section 401(a)(9), a United Heartland Participant may elect to have his United Heartland Benefits paid as an immediate single life annuity; a single life annuity with a period certain of five or fifteen years; a survivorship life annuity with a survivorship percentage of 50% or 100%; or such optional forms of death benefit as are available under the terms of the Plan. Any such annuity shall be distributed in the form of a fully paid up annuity contract.

(3) Spousal Consent. A United Heartland Participant’s spouse must waive any rights to the United Heartland Participant’s Normal Form in a document, prepared by and delivered to the Pension Committee prior to the first day of the first period for which a United Heartland Benefit is paid, that acknowledges the effect of the waiver and is witnessed by a notary public. In the waiver, the spouse must consent to the specific optional form of benefit selected by the United Heartland Participant or acknowledge that the spouse had the right to limit consent only to a specific optional form of benefit and voluntarily elected to relinquish that right. The foregoing waiver of spousal consent is not required if (a) the United Heartland Participant is legally separated or abandoned within the meaning of local law and has a court order to that effect, and there are no Qualified Domestic Relations Orders as defined by Code Section 414(p) that provide otherwise, or (b) the spouse cannot be located. Any waiver by a spouse obtained pursuant to these procedures, or establishment that the spousal consent could not be obtained, is effective only with respect to that spouse.

(4) The following rules and conditions shall apply regarding notice to United Heartland Participants of the right to elect not to receive their United Heartland Benefits in the Normal United Heartland Benefit Form and the requirement that a married Participant’s Spouse consent to any such election:

(i) Within thirty (30) days but no more than ninety (90) days before benefits commence, the Employer shall provide a United Heartland Participant with a written explanation of (1) the terms and conditions of the Normal United Heartland Benefit Form, (2) the United Heartland Participant’s right to elect not to have benefits paid in the Normal United Heartland Benefit Form and the effect of such election, (3) the right of the United Heartland Participant’s spouse to consent in writing to such election, and (4) the United Heartland Participant’s right to revoke an election and the effect of such revocation.

(ii) Any election to waive the Normal United Heartland Benefit Form shall not be effective if it is made more than ninety (90) days before the date that the payment of the United Heartland Participant’s benefit under the Plan is scheduled to commence, except to the extent permitted under the Code.

(iii) The annuity starting date for a distribution in a form other than the Normal United Heartland Benefit Form may be less than thirty (30) days after receipt of the written explanation described in paragraph (i), provided that: (1) the United Heartland Participant has been provided with information that clearly indicates that he or she has at least thirty (30) days to consider whether to waive the Normal United Heartland Benefit Form and elect (with spousal consent) to a form of distribution other than the Normal United Heartland Benefit Form; (2) the United Heartland Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after the explanation of the Normal United Heartland Benefit Form is provided to the United Heartland Participant; and (3) the annuity starting date is a date after the date that the written explanation was provided to the United Heartland Participant.

Special Rules for Participants in the Former West Allis Dental Group Retirement Plan: Notwithstanding anything in the Plan to the contrary, the following special rules apply to Participants who had account balances transferred to the Prior WellPoint Plan from the West Allis Dental Group Retirement Plan. Such Participants are referenced as “WADG Participants.” Such transferred account balances are referenced as the “West Allis Benefits.”

(1) Normal West Allis Benefit Form. For each WADG Participant who is not married on the date his or her benefit commences, his or her West Allis Benefits will be paid as a single life annuity. For each WAGD Participant who is married on the date his or her benefit commences, his or her West Allis Benefits will be paid in the form of a fully paid up annuity contract with a reduced annuity payable for the WADG Participant’s life and a survivor annuity for the life of the spouse, determined as of the date of distribution of the annuity contract. The survivor annuity is 50% of the amount of the annuity that is payable during the WADG Participant’s life. After the WADG Participant and spouse have died, no further payments are made. The form of payment described in this paragraph (1) is the Normal West Allis Benefit Form.

(2) Alternate West Allis Benefit Forms. Subject to the requirements of the Code Section 401(a)(9), a WADG Participant may elect to have his West Allis Benefits paid as an immediate single life annuity, a single life annuity with a period certain of five or fifteen years, a survivorship life annuity with a survivorship percentage of 50% or 100% or any form permitted under Section 6.7 of the Plan. Any such annuity shall be distributed in the form of a fully paid up annuity contract.

(3) Spousal Consent. A WADG Participant’s spouse must waive any rights to the WADG Participant’s Normal West Allis Benefit Form in a document, prepared by and delivered to the Pension Committee prior to the first day of the first period for which a West Allis Benefit is paid, that acknowledges the effect of the waiver and is witnessed by a notary public. In the waiver, the spouse must consent to the specific optional form of benefit selected by the WADG Participant or acknowledge that the spouse had the right to limit consent only to a specific optional form of benefit and voluntarily elected to relinquish that right. The foregoing waiver of spousal consent is not required if (a) the WADG Participant is legally separated or abandoned within the meaning of local law and has a court order to that effect, and there are no Qualified Domestic Relations Orders as defined by Code Section 414(p) that provide otherwise, or (b) the spouse cannot be located. Any waiver by a spouse obtained pursuant to these procedures, or establishment that the spousal consent could not be obtained, is effective only with respect to that spouse.

Special Rules for Participants in the Former Unity Health Plans Insurance Corporation Retirement Plan:

Notwithstanding anything in the Plan to the contrary, the following special rules apply to Participants who had account balances or accrued benefits transferred into the Prior Cobalt Corporation 401(k) Plan, and thence into the Prior WellPoint Plan from the Unity Health Plans Insurance Corporation Retirement Plan. Such Participants are referenced as “Unity Participants.” such transferred account balances are referenced as the “Unity Benefitss.”

(1) Normal Unity Benefit Form. For each Unity Participant who is not married on the date his or her benefit commences, his or her Unity Benefits will be paid as a single life annuity. For each Unity Participant who is married on the date his or her benefit commences, his or her Unity Benefits will be paid in the form of a fully paid up annuity contract with a reduced annuity payable for the Unity Participant’s life and a survivor annuity for the life of the spouse, determined as of the date of distribution of the annuity contract. The survivor annuity is 50% of the amount of the annuity that is payable during the Unity Participant’s life. After the Unity Participant and spouse have died, no further payments are made. The form of payment described in this paragraph (1) is the Normal Unity Benefit Form.

(2) Alternate Unity Benefit Forms. Subject to the requirements of the Code Section 401(a)(9), a Unity Participant may elect to have his Unity Benefits paid as an immediate single life annuity, a single life annuity with a period certain of five or fifteen years, a survivorship life annuity with a survivorship percentage of 50% or 100% or any form permitted under Section 6.7 of the Plan. Any such annuity shall be distributed in the form of a fully paid up annuity contract.

(3) Spousal Consent. A Unity Participant’s spouse must waive any rights to the Unity Participant’s Normal Unity Benefit Form in a document prepared by and delivered to the Pension Committee prior to the first day of the first period for which a Unity Benefit is paid, that acknowledges the effect of the waiver and is witnessed by a notary public. In the waiver, the spouse must consent to the specific optional form of benefit selected by the Unity Participant or acknowledge that the spouse had the right to limit consent only to a specific optional form of benefit and voluntarily elected to relinquish that right. The foregoing waiver of spousal consent is not required if (a) the Unity Participant is legally separated or abandoned within the meaning of local law and has a court order to that effect, and there are no Qualified Domestic Relations Orders as defined by Code Section 414(p) that provide otherwise, or (b) the spouse cannot be located. Any waiver by a spouse obtained pursuant to these procedures, or establishment that the spousal consent could not be obtained, is effective only with respect to that spouse.

(4) The following rules and conditions shall apply regarding notice to Unity Participants of the right to elect not to receive their Unity Benefitss in the Normal Unity Benefit Form and the requirement that a married Participant’s Spouse consent to any such election:

(a) Within thirty (30) days but no more than ninety (90) days before benefits commence, the Employer shall provide a Unity Participant with a written explanation of (1) the terms and conditions of the Normal Unity Benefit Form, (2) the Unity Participant’s right to elect not to have benefits paid in the Normal Unity Benefit Form and the effect of such election, (3) the right of the Unity Health Participant’s spouse to consent in writing to such election, and (4) the Unity Participant’s right to revoke an election and the effect of such revocation.

(b) Any election to waive the Normal Unity Benefit Form shall not be effective if it is made more than ninety (90) days before the date that the payment of the Unity Participant’s benefit under the Plan is scheduled to commence, except to the extent permitted under the Code.

(c) The annuity starting date for a distribution in a form other than the Normal Unity Benefit Form may be less than thirty (30) days after receipt of the written explanation described in paragraph (a) provided: (1) the Unity Participant has been provided with information that clearly indicate that the Unity Participant has at least thirty (30) days to consider whether to waive the Normal Unity Benefit Form and elect (with spousal consent) to a form of distribution other than the Normal Unity Benefit Form; (2) the Unit Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after the explanation of the Normal Unity Benefit Form is provided to the Unity Participant; and (3) the annuity starting date is a date after the date that the written explanation was provided to the Unity Participant.

APPENDIX A

PARTICIPATING EMPLOYERS

As of January 1, 2006

Participating Employers

AdminaStar Federal, Inc.

Anthem Health Plans, Inc.

Anthem Health Plans of Kentucky, Inc.

Anthem Health Plans of Maine, Inc.

Anthem Health Plans of New Hampshire, Inc.

Anthem Health Plans of Virginia, Inc.

Anthem Holding Corp.

Anthem Insurance Companies, Inc.

Anthem Life Insurance Company

Anthem Prescription Management, LLC

Anthem UM Services, Inc.

Arison Insurance Services, Inc.

Arcus Enterprises, Inc.

Blue Cross of California

Blue Cross and Blue Shield of Georgia, Inc.

Blue Cross Blue Shield of Wisconsin

Claim Management Services, Inc.

Community Insurance Company

Compcare Health Services Insurance Corporation

Comprehensive Integrated Marketing Services, Inc.

Cost Care, Inc.

Crossroads Acquisition Corp.

Gold West Health Plan, Inc.

Greater Georgia Life Insurance Company

Health Core, Inc.

Healthlink, Inc.

Lumenos

Machigonne, Inc.

Northeast Consolidated Services, Inc.

OneNation Benefit Administrators, Inc.

Precision Rx, Inc.

Professional Claim Services, Inc.

Right Choice Managed Care, Inc.

Rocky Mountain Hospital and Medical Service, Inc.

The Anthem Companies, Inc.

Trust Solutions, LLC

UNICARE Health Plans of the Midwest, Inc.

UNICARE Life & Health Insurance Company

United Government Services, LLC

United Heartland Life Insurance Company

Appendix A-1